 Filed Pursuant to Rule 424(b)(5)
  Registration No. 333-251057
PROSPECTUS SUPPLEMENT
(To Prospectus dated December 11, 2020)
$150,000,000
Alpine Income Property Trust, Inc.
Common Stock

We, Alpine Income Property OP, LP, or our Operating Partnership, and Alpine Income Property Manager, LLC, or our Manager, have entered into separate equity distribution agreements, each dated October 21, 2022, with each of Raymond James & Associates, Inc. (“Raymond James”), Robert W. Baird & Co. Incorporated (“Baird”), BMO Capital Markets Corp. (“BMO”), B. Riley Securities, Inc. (“B. Riley”), Janney Montgomery Scott LLC (“Janney”), Jefferies LLC (“Jefferies”), JonesTrading Institutional Services LLC (“JonesTrading”), KeyBanc Capital Markets Inc. (“KeyBanc”), Regions Securities LLC (“Regions”), Stifel, Nicolaus & Company, Incorporated (“Stifel”), and Truist Securities, Inc. (“Truist”), relating to the offer and sale of shares of our common stock, par value $0.01 per share, having an aggregate offering price of up to $150,000,000 from time to time. We refer to these entities, when acting in their capacity as sales agents, individually as a “sales agent” and collectively as “sales agents.”
Our common stock is listed on the New York Stock Exchange, or NYSE, under the symbol “PINE,” and the last reported sale price of our common stock on the NYSE on October 20, 2022 was $17.00 per share.
Sales of shares of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in transactions that are deemed to be “at the market” offerings, as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, including, without limitation, sales made by means of ordinary brokers’ transactions on the NYSE, to or through a market maker at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices based on prevailing market prices. The sales agents are not required, individually or collectively, to sell any specific number of shares or dollar amount of our common stock, but each sales agent will use commercially reasonable efforts consistent with its normal trading and sales practices to sell shares of our common stock on terms mutually agreeable to the sales agent, the forward purchaser, if applicable, and us. We also may sell shares of our common stock to a sales agent as principal for its own account at a price agreed upon at the time of sale. If we sell shares of our common stock to a sales agent as principal, we will enter into a separate terms agreement setting forth the terms of such transaction, and we will describe any such agreement in a separate prospectus supplement or pricing supplement. See “Plan of Distribution” included in this prospectus supplement.
The equity distribution agreements provide that, in addition to the issuance and sale of shares of our common stock by us through a sales agent acting as a sales agent or directly to the sales agent acting as principal for its own account at a price agreed upon at the time of sale, we also may enter into forward sale agreements under separate master forward sale agreements and related supplemental confirmations between us and Raymond James, BMO, B. Riley, Jefferies, JonesTrading, KeyBanc, Regions, Truist, or their respective affiliates. We refer to these entities, when acting in this capacity, individually as a “forward purchaser” and collectively as “forward purchasers,” and we refer to Raymond James, BMO, B. Riley, Jefferies, JonesTrading, KeyBanc, Regions, Truist, when acting as agents for forward purchasers, individually as a “forward seller” and collectively as “forward sellers.” In connection with each particular forward sale agreement, the applicable forward purchaser will borrow from third parties and, through the applicable forward seller, sell a number of shares of our common stock equal to the number of shares of our common stock underlying the particular forward sale agreement.
We will not initially receive any proceeds from the sale of borrowed shares of our common stock by a forward seller. We expect to fully physically settle any forward sale agreement with the applicable forward purchaser on one or more dates specified by us on or prior to the maturity date of that particular forward sale agreement, in which case we will expect to receive aggregate net cash proceeds at settlement equal to the number of shares underlying the particular forward sale agreement multiplied by the applicable forward sale price. However, we may also elect to cash settle or net share settle a particular forward sale agreement, in which case we may not receive any proceeds from the issuance of shares, and we will instead receive or pay cash (in the case of cash settlement) or receive or deliver shares of our common stock (in the case of net share settlement).
Each sales agent will receive from us a commission that will not exceed, but may be lower than, 2.0% of the gross sales price of all shares sold through it as sales agent under the applicable equity distribution agreement. In connection with each forward sale, we will pay the applicable forward seller, in the form of a reduced initial forward sale price under the related forward sale agreement with the related forward purchaser, commissions at a mutually agreed rate that shall not be more than 2.0% of the gross sales price of all borrowed shares of our common stock sold by it as a forward seller. Each of the sales agents, the forward sellers and/or the forward purchasers may be deemed an “underwriter” within the meaning of the Securities Act, and the compensation paid to the sales agents or the forward sellers in the form of a reduced initial forward sale price under the related forward sale agreements with the related forward purchaser may be deemed to be underwriting discounts or commissions.
We elected to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2019. To assist us in complying with certain U.S. federal income tax requirements applicable to REITs, among other purposes, our charter generally limits beneficial and constructive ownership by any person to no more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our capital stock. In addition, our charter contains various other restrictions on the ownership and transfer of our common stock.
Investing in shares of our common stock involves risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement and the risks set forth under the caption “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and in our subsequent Quarterly Reports on Form 10-Q, as well as additional risks that may be described in future reports or information that we file with the Securities and Exchange Commission, or the SEC, which are incorporated by reference in this prospectus supplement and the accompanying prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Raymond James	Baird	BMO Capital Markets
B. Riley Securities	Janney Montgomery Scott	Jefferies
JonesTrading	KeyBanc Capital Markets	Regions Securities LLC
Stifel	Truist Securities
The date of this prospectus supplement is October 21, 2022

Prospectus Supplement
Prospectus

You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus. We have not, and the sales agents have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, any securities in any jurisdiction where it is unlawful to make such offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any applicable free writing prospectus and the documents incorporated by reference herein or therein is accurate only as of their respective dates or on the date or dates which are specified in these documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS
This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offer and sale from time to time of shares of our common stock pursuant to the equity distribution agreements, and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to the common stock we are offering.
To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or documents incorporated by reference, the information in this prospectus supplement supersedes such information. In addition, any statement in a filing we make with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act, that adds to, updates or changes information contained in an earlier filing we made with the SEC shall be deemed to modify and supersede such information in the earlier filing.
This prospectus supplement does not contain all of the information that is important to you. You should read the accompanying prospectus as well as the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Incorporation by Reference of Information Filed with the SEC” in this prospectus supplement and “Where You Can Find More Information” in the accompanying prospectus.
Unless otherwise indicated or unless the context requires otherwise, references in this prospectus supplement to “we,” “us,” “our” and the “Company” refer to Alpine Income Property Trust, Inc., a Maryland corporation; the “Manager” refers to our external manager, Alpine Income Property Manager, LLC, a Delaware limited liability company; and the “Operating Partnership” refers to Alpine Income Property OP, LP, a Delaware limited partnership of which our wholly owned subsidiary is the sole general partner.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
When used in this prospectus supplement and the accompanying prospectus, including the documents that we have incorporated by reference, in future filings with the SEC or in press releases or other written or oral communications, statements which are not historical in nature, including those containing words such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters, are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act and Section 21E of the Exchange Act). In particular, statements pertaining to our trends, liquidity and capital resources, among others, contain forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions.
Forward-looking statements involve numerous risks and uncertainties, and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise, and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:
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the factors identified under the heading “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and other risks and uncertainties discussed herein and from time to time in our filings with the SEC;

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general business and economic conditions, including unstable macroeconomic conditions due to, among other things, the war in Ukraine, the COVID-19 pandemic, inflation and rising interest rates;

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continued volatility and uncertainty in the credit markets and broader financial markets;

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adverse changes in the real estate and real estate capital markets;

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other risks inherent in the real estate business, including tenant defaults, potential liability relating to environmental matters, illiquidity of real estate investments and potential damages from natural disasters;

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availability of suitable properties to acquire and our ability to acquire and lease those properties on favorable terms;

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ability to renew leases, lease vacant space or re-lease space as existing leases expire or are terminated;

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the degree and nature of our competition;

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our failure to generate sufficient cash flows to service our outstanding indebtedness;

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our ability to satisfy the covenants in our existing and any future debt agreements, including our $250 million senior unsecured revolving credit facility (the “Revolver”), our $100 million term loan facility maturing in January 2027 (the “2027 Term Loan” and, together with the Revolver, the “Credit Facility”), and our $100 million term loan facility maturing in May 2026 (the “2026 Term Loan”);

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fluctuations in interest rates;

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our failure to effectively hedge our interest rate risk;

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the occurrence of natural disasters, acts of violence or other events impacting our properties or our business generally;

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an epidemic or pandemic (such as the outbreak and worldwide spread of COVID-19), and the measures that international, federal, state and local governments, agencies, law enforcement and/or health authorities implement to address it, which may significantly disrupt or prevent us or our tenants from operating our business or their business in the ordinary course for an extended period;

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the effects of climate change;

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the occurrence of uninsured losses;

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our ability to deploy the debt and equity capital we raise;

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our ability to raise additional equity and debt capital on terms that are attractive or at all;

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our ability to make distributions to our stockholders in the future at the level contemplated by our stockholders or the market generally, or at all;

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expectations regarding the timing and/or completion of any acquisition;

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general volatility of the market price of our securities;

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changes in our business or our investment or financing strategy;

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the ability of our Manager to attract, retain and make available to us qualified personnel, or the termination of our Manager;

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conflicts of interest with CTO Realty Growth, Inc., a publicly traded, diversified REIT and the sole member of our Manager (“CTO”), and its affiliates, including our Manager;

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changes in accounting policies generally accepted in the United States of America;

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changes in the tax treatment of our distributions;

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changes in, or the failure or inability to comply with, government regulation, including Maryland laws;

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our failure to maintain our qualification as a REIT for U.S. federal income tax purposes;

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changes in U.S. tax law and other U.S. laws, whether or not specific to REITs; and

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limitations imposed on our business and our ability to satisfy complex rules relating to REIT qualification for U.S. federal income tax purposes.

While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, or new information, data or methods, future events or other changes, except as required by applicable law. You should not place undue reliance on any forward-looking statements that are based on information currently available to us or the third parties making the forward-looking statements.

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PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in our common stock. We urge you to read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference carefully, including the financial statements and notes to those financial statements incorporated by reference herein and therein. Please read the section of this prospectus supplement entitled “Risk Factors” for more information about important risks that you should consider before investing in our common stock.
Our Company
We were incorporated in Maryland on August 19, 2019 and own and operate a high-quality portfolio of single-tenant net leased commercial properties located in the United States. We are externally managed and advised by our Manager. Our Manager is a wholly owned subsidiary of CTO Realty Growth, Inc., a publicly traded, diversified REIT.
We hold our properties and conduct our operations through the Operating Partnership. Our wholly owned subsidiary is the sole general partner of the Operating Partnership. As of September 30, 2022, we have a total ownership interest in the Operating Partnership of approximately 87.5%, with CTO holding, directly and indirectly, a 9.0% ownership interest in the Operating Partnership.
Our investment objective is to maximize cash flow and value per share by generating stable and growing cash flows and attractive risk-adjusted returns through owning, operating and growing a diversified portfolio of high-quality net leased commercial properties with strong long-term real estate fundamentals.
Our Tax Status
We elected to be taxed as a REIT for U.S. federal income tax purposes commencing with our short taxable year ended December 31, 2019. We believe that, commencing with such short taxable year, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), and that our organization and current and proposed method of operations will enable us to continue to meet the requirements for qualification and taxation as a REIT. As a REIT, we generally are not subject to U.S. federal income tax on our REIT taxable income that we distribute currently to our stockholders.
Corporate Information
Our principal executive office is located at 369 N. New York Ave., Suite 201, Winter Park, Florida 32789. The telephone number for our principal executive office is (407) 904-3324. We maintain a website located at www.alpinereit.com. The information on, or accessible through, our website is not incorporated into and does not constitute a part of this prospectus supplement, the accompanying prospectus or any other report or document we file with or furnish to the SEC.

The Offering
The offering terms are summarized below solely for your convenience. For a more complete description of the terms of our common stock, see “Description of Capital Stock” in the accompanying prospectus.
Issuer
Alpine Income Property Trust, Inc.
Securities offered by us or the forward purchasers or their affiliates
Shares of common stock, par value $0.01 per share, having an aggregate gross sales price of up to $150,000,000.
Use of proceeds
We intend to contribute any net proceeds we receive from this offering to the Operating Partnership in exchange for common units of limited partnership interest in the Operating Partnership (“OP Units”). The Operating Partnership may use the net proceeds contributed by us to repay amounts outstanding from time to time under the Credit Facility or the 2026 Term Loan and for general corporate and working capital purposes, which may include funding property acquisitions. Pending permanent use of the net proceeds from this offering, we may cause the Operating Partnership to invest the net proceeds in interest-bearing, short-term investment-grade securities, money-market accounts or other investments that are consistent with maintaining our qualification as a REIT for U.S. federal income tax purposes.
If we enter into any forward sale agreement with a forward purchaser, the relevant forward purchaser or its affiliate will use commercially reasonable efforts, consistent with its normal trading and sales practices for similar transactions and applicable laws and regulations, to borrow from third parties and sell, through its affiliated forward seller, shares of our common stock to hedge such forward purchaser’s exposure under such forward sale agreement. All of the net proceeds from the sale of any such borrowed shares of our common stock will be paid to the applicable forward seller (or one or more of its affiliates). Such entity will be either a sales agent or an affiliate of a sales agent. As a result, a sales agent or one of its affiliates will receive the net proceeds from any sale of borrowed shares of our common stock made in connection with any forward sale agreement. We will not initially receive any proceeds from any sale of borrowed shares of our common stock through a forward seller in connection with any forward sale agreement. See “Use of Proceeds.”
Accounting treatment of any forward sales
In the event that we enter into any forward sale agreements, before any issuance of shares of our common stock upon physical settlement of that particular forward sale agreement, the shares underlying such forward sale agreement will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares of our common stock that would be issued upon full physical settlement of such forward sale agreement over the number of shares of our common stock that could be purchased by us in the market (based on the average market price during the period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the reporting period). Consequently, prior to physical settlement or net share settlement of a particular forward sale agreement and subject to the occurrence of certain events, we anticipate there will be no dilutive effect on our earnings per share except during periods when the average market price of our common stock is above the applicable adjusted forward sale price under that particular forward sale agreement, and subject to adjustment based on a floating interest rate factor equal to a specified daily rate less a spread, and subject to decrease by an amount per share specified in that particular forward sale agreement on each of certain dates specified in that particular forward sale agreement. However, if we decide to physically settle or net share settle a particular forward sale agreement, delivery of our shares on any physical settlement or net share settlement of such forward sale agreement will result in dilution to our earnings per share.
Conflicts of interest and other relationships
The Operating Partnership may use a portion of the net proceeds contributed by us from the issuance of sales of our common stock through the sales agents to repay amounts outstanding from time to time under the Credit Facility or the 2026 Term Loan. Affiliates of Raymond James, BMO, KeyBanc, Regions and Truist are lenders under the Credit Facility and, if we repay amounts outstanding from time to time under the Credit Facility with net proceeds of this offering, such affiliates will receive a portion of the net proceeds from this offering. Affiliates of Truist, BMO, Raymond James, Stifel, KeyBanc and Regions are lenders under the 2026 Term Loan and, if we repay amounts outstanding under the 2026 Term Loan with net proceeds of this offering, such affiliates will receive a portion of the net proceeds from this offering. Moreover, Baird will pay a referral fee to an affiliate of The Huntington National Bank, one of the lenders under the 2026 Term Loan, in connection with this offering. In addition, Raymond James acts as our agent under our stock repurchase program. See “Use of Proceeds” and “Plan of Distribution—Conflicts of Interest and Other Relationships.”
Restrictions on ownership
To assist us in complying with certain U.S. federal income tax requirements applicable to REITs, among other purposes, our charter generally limits beneficial and constructive ownership by any person to no more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our capital stock. In addition, our charter contains various other restrictions on the ownership and transfer of our common stock. See “Certain Provisions of Maryland Law and of Our Charter and Bylaws—Restrictions on Ownership and Transfer” in the accompanying prospectus.
Risk factors
Investing in our common stock involves risks. Before deciding to invest in our common stock, please carefully read the section entitled “Risk Factors” herein and the risk factors described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and our other periodic reports filed with the SEC and incorporated by reference herein.
NYSE symbol
“PINE”

RISK FACTORS
Investing in our common stock involves risks. In addition to other information in this prospectus supplement, you should carefully consider the risks described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 under “Item 1A. Risk Factors,” as well as other information and data set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein before making an investment decision with respect to our common stock. The occurrence of any of the following risks could materially and adversely affect our business, prospects, financial condition, results of operations and our ability to make cash distributions to our stockholders, which could cause you to lose all or a part of your investment in our common stock. Some statements in this prospectus supplement, including statements in the following risk factors, constitute forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”
Risks Related to this Offering
Our common stock is listed on the NYSE and broad market fluctuations could negatively affect the market price of our stock.
We have listed shares of our common stock on the NYSE under the symbol “PINE.” The price of our common stock may fluctuate significantly. Further, the market price of our common stock may be volatile. In addition, the trading volume of our common stock may fluctuate and cause significant price variations to occur. We cannot assure you that the market price of our common stock will not fluctuate or decline significantly in the future. Some of the factors that could affect our stock price or result in fluctuations in the price or trading volume of our common stock include:
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our financial condition and operating performance and the financial condition or performance of other similar companies;

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actual or anticipated variations in our quarterly or annual operating results;

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changes in our revenues, funds from operations, adjusted funds from operations or earnings estimates or recommendations by securities analysts;

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publication of research reports about us or the real estate industry generally;

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changes in market valuations of similar companies;

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increases in market interest rates, which may lead investors to demand a higher distribution yield for shares of our common stock, and could result in increased interest expense on our debt;

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adverse market reaction to any increased indebtedness we incur in the future;

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actual or anticipated changes in our and our tenants’ businesses or prospects;

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the current state of the credit and capital markets, and our ability and the ability of our tenants to obtain financing on favorable terms;

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conflicts of interest with CTO and its affiliates, including our Manager;

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the termination of our Manager or additions and departures of key personnel of our Manager;

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increased competition in our markets;

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strategic decisions by us or our competitors, such as acquisitions, divestments, spin-offs, joint ventures, strategic investments or changes in business or growth strategies;

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the passage of legislation or other regulatory developments that adversely affect us or our industry;

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actions by institutional stockholders;

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adverse speculation in the press or investment community;

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the realization of any of the other risk factors presented in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein;

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the extent of investor interest in our securities;

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the general reputation of REITs and the attractiveness of our equity securities in comparison to other equity securities, including securities issued by other real estate-based companies;

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our underlying asset value;

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investor confidence in the stock and bond markets, generally;

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changes in tax laws;

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future equity issuances by us (including the issuances of OP Units), or common stock resales by our stockholders, or the perception that such issuances or resales may occur;

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failure to meet income estimates;

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volume of average daily trading and the amount of our common stock available to be traded;

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actual, potential or perceived accounting problems;

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changes in accounting principles;

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failure to maintain our qualification as a REIT;

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failure to comply with the rules of the NYSE or maintain the listing of our common stock on the NYSE;

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terrorist acts, natural or man-made disasters or threatened or actual armed conflicts; and

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general market and local, regional and national economic conditions, including factors unrelated to our operating performance and prospects.

No assurance can be given that the market price of our common stock will not fluctuate or decline significantly in the future or that holders of shares of our common stock will be able to sell their shares when desired on favorable terms, or at all. From time to time in the past, securities class action litigation has been instituted against companies following periods of extreme volatility in their stock price. This type of litigation could result in substantial costs and divert our management’s attention and resources.

There can be no assurance that we will be able to make or maintain cash distributions, and certain agreements relating to our indebtedness may, under certain circumstances, limit or eliminate our ability to make distributions to our common stockholders.
We intend to make cash distributions to our stockholders in amounts such that all or substantially all of our taxable income in each year, subject to adjustments, is distributed. Our ability to continue to make distributions in the future may be adversely affected by the risk factors described in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein. We can give no assurance that we will be able to make or maintain distributions and certain agreements relating to our indebtedness may, under certain circumstances, limit or eliminate our ability to make distributions to our common stockholders. We can give no assurance that rents from our properties will increase, or that future acquisitions of real properties or other investments will increase our cash available for distributions to stockholders. In addition, any distributions will be authorized at the sole discretion of our board of directors (the “Board”), and their form, timing and amount, if any, will depend upon a number of factors, including our actual and projected results of operations, funds from operations, adjusted funds from operations, liquidity, cash flows and financial condition, the revenue we actually receive from our properties, our operating expenses, our debt service requirements, our capital expenditures, prohibitions and other limitations under our financing arrangements, our REIT taxable income, the annual REIT distribution requirements, applicable law and such other factors as the Board deems relevant.
If we do not have sufficient cash available for distributions, we may need to fund the shortage out of working capital or borrow to provide funds for such distributions, which would reduce the amount of proceeds available for real estate investments and increase our future interest costs. Our inability to make distributions, or to make distributions at expected levels, could result in a decrease in the per share trading price of our common stock.
We could increase or decrease the number of authorized shares of stock, classify and reclassify unissued stock and issue stock without stockholder approval, which could prevent a change in our control and negatively affect the market price of our common stock.
The Board, without stockholder approval, has the power under Maryland law and our charter to amend our charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we are authorized to issue, to authorize us to issue authorized but unissued shares of our common stock or preferred stock and to classify or reclassify any unissued shares of our common stock or preferred stock into one or more classes or series of stock and set the terms of such newly classified or reclassified shares. As a result, we may issue series or classes of common stock or preferred stock with preferences, distributions, powers and rights, voting or otherwise, that are senior to the rights of holders of our common stock. Any such issuance could dilute our existing common stockholders’ interests. Although the Board has no such intention at the present time, it could establish a class or series of preferred stock that could, depending on the terms of such series, delay, defer or prevent a transaction or a change of control that might involve a premium price for our common stock or that our stockholders otherwise believe to be in their best interest.
Future issuances of debt securities, which would rank senior to shares of our common stock upon our liquidation, and future issuances of equity securities (including preferred stock and OP Units), which would dilute the holdings of our then-existing common stockholders and may be senior to shares of our common stock for the purposes of making distributions, periodically or upon liquidation, may materially and adversely affect the market price of our common stock.
In the future, we may issue debt or equity securities or incur other borrowings. Upon liquidation, holders of our debt securities and other loans and shares of our preferred stock will receive a distribution of our available assets before holders of shares of our common stock. We are not required to offer any debt or equity securities to existing stockholders on a preemptive basis. Therefore, shares of our common stock that we issue in the future, directly or through convertible or exchangeable securities (including OP Units), warrants or options, will dilute the holdings of our then-existing common stockholders and such issuances or the perception of such issuances may reduce the market price of our common stock. Our preferred stock, if issued, would likely have a preference on distribution payments, periodically or upon liquidation, which could limit our ability to make distributions to holders of shares of our common stock. Because our decision to issue debt or equity securities or otherwise incur debt in the future will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing, nature or impact of our future capital raising efforts. Thus, holders of shares of our common stock bear the risk that our future issuances of debt or equity securities or our incurrence of other borrowings may materially and adversely affect the market price of shares of our common stock and dilute their ownership in us.
Risks Related to Forward Sale Agreements
Provisions contained in a forward sale agreement could result in substantial dilution to our earnings per share and return on equity or result in substantial cash payment obligations.
If we enter into one or more forward sale agreements, the applicable forward purchaser will have the right to accelerate such forward sale agreement and require us to settle on a date specified by such forward purchaser if:
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such forward purchaser is unable, after using commercially reasonable efforts, to acquire, establish, re-establish, substitute, maintain, unwind or dispose of any hedge position with respect to shares of our common stock it deems necessary to hedge the risk of entering into and performing its obligations with respect to the particular forward sale agreement;

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such forward purchaser would incur a materially increased cost to acquire, establish, re-establish, substitute, maintain, unwind or dispose of any hedge position with respect to shares of our common stock it deems necessary to hedge the risk of entering into and performing its obligations with respect to the particular forward sale agreement (and we do not accept a price adjustment to the forward transaction);

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such forward purchaser would incur a cost to borrow shares of our common stock that is greater than the initial stock loan rate specified in the particular forward sale agreement (and we do not accept a price adjustment to the forward transaction);

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such forward purchaser is unable, after using commercially reasonable efforts, to borrow shares of our common stock at a rate equal to or less than the maximum stock loan rate specified in the particular forward sale agreement (and we do not refer such forward purchaser to a satisfactory lending party to lend the shares at a rate less than or equal to the maximum stock loan rate specified in the particular forward sale agreement);

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we declare any dividend, issue or distribution on shares of our common stock that constitutes an extraordinary dividend under such forward sale agreement;

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certain ownership thresholds applicable to such forward purchaser (and its affiliates) are exceeded;

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an event is announced that, if consummated, would result in a specified extraordinary event (including certain mergers or tender offers, as well as certain events involving our nationalization, insolvency or a delisting of our common stock) or the occurrence of a change in law; or

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certain other events of default, termination events or other specified events occur, including, among others, any material misrepresentation made in connection with such forward sale agreement, certain bankruptcy events (excluding certain insolvency filings) or a market disruption event during a specified period and continuing for a specified time period (each as more fully described in such forward sale agreement).
A forward purchaser’s decision to exercise its right to accelerate the settlement of the applicable forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the physical settlement provisions of such forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share, return on equity and dividends per share.
We expect that each forward sale agreement will settle no later than the date specified in the particular forward sale agreement, which would be no sooner than three months and no later than two years following the trade date of that forward sale agreement. However, any forward sale agreement may be settled earlier in whole or in part at our option, subject to the satisfaction of certain conditions. We also have the right to elect physical, cash or net share settlement under each forward sale agreement, subject to the satisfaction of certain conditions. We expect that each forward sale agreement will be physically settled by delivery of shares of our common stock, unless we elect to cash settle or net share settle a particular forward sale agreement. Delivery of shares of our common stock upon physical settlement (or, if we elect net share settlement, upon such settlement to the extent we are obligated to deliver shares of our common stock) will result in dilution to our earnings per share and return on equity. If we elect cash settlement or net share settlement with respect to all or a portion of the shares of our common stock underlying a forward sale agreement, we expect the applicable forward purchaser (or an affiliate thereof) to purchase a number of shares of our common stock in secondary market transactions over an unwind period to:
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return shares of our common stock to securities lenders in order to unwind such forward purchaser’s hedge (after taking into consideration any shares of our common stock to be delivered by us to such forward purchaser, in the case of net share settlement); and

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if applicable, in the case of net share settlement, deliver shares of our common stock to us to the extent required in settlement of such forward sale agreement.

In addition, the purchase of shares of our common stock in connection with the applicable forward purchaser or its affiliate unwinding the forward purchaser’s hedge positions could cause the price of shares of our common stock to increase over such time (or prevent or reduce the amount of a decrease over such time), thereby increasing the amount of cash we would owe to the applicable forward purchaser (or decreasing the amount of cash that the forward purchaser would owe us) upon a cash settlement of any forward sale agreement or increasing the number of shares of our common stock we would deliver to the applicable forward purchaser (or decreasing the number of shares of our common stock that the applicable forward purchaser would deliver to us) upon a net share settlement of the applicable forward sale agreement.
The forward sale price that we expect to receive upon physical settlement of a particular forward sale agreement will be subject to adjustment on a daily basis based on a floating interest rate factor equal to the overnight bank funding rate less a spread and will be decreased on certain dates by amounts related to expected dividends on shares of our common stock during the term of a particular forward sale agreement. If the overnight bank funding rate is less than the spread on any day, the interest factor will result in a reduction of the forward sale price for such day. If the weighted average price for shares of our common stock specified in a particular forward sale agreement during any applicable unwind period under such forward sale agreement is above the applicable forward sale price, in the case of cash settlement, we would pay the applicable forward purchaser under such forward sale agreement an amount in cash equal to the difference or, in the case of net share settlement, we would deliver to the applicable forward purchaser a number of shares of our common stock having a value equal to the difference. Thus, we could be responsible for a potentially substantial cash payment in the case of cash settlement. If such weighted average price during any applicable unwind period under such forward sale agreement is below the applicable forward sale price, in the case of cash settlement, we would be paid the difference in cash by the forward purchaser under the forward sale agreement or, in the case of net share settlement, we would receive from the forward purchaser a number of shares of our common stock having a value equal to the difference. See “Plan of Distribution—Sales Through the Forward Sellers” for information on the forward sale agreements.
In case of our bankruptcy or insolvency, the forward sale agreements would automatically terminate, and we would not receive the expected proceeds from the sale of shares of our common stock.
If we or a regulatory authority with jurisdiction over us institutes, or we consent to, a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or we or a regulatory authority with jurisdiction over us presents a petition for our winding-up or liquidation, or we consent to such a petition, or any other bankruptcy proceeding commences with respect to us, the forward sale agreements will automatically terminate. If the forward sale agreements so terminate, we would not be obligated to deliver to the forward purchasers any shares of our common stock not previously delivered, and the forward purchasers would be discharged from their obligations to pay the applicable forward sale price per share in respect of any shares of our common stock not previously settled. Therefore, to the extent that there are any shares of our common stock with respect to which any forward sale agreement has not been settled at the time of the commencement of or consent to any such bankruptcy or insolvency proceedings or the presentation of any such petition, we would not receive the applicable forward sale price per share in respect of those shares of our common stock.
The U.S. federal income tax treatment of the cash that we might receive from cash settlement of any forward sale agreement is unclear and could jeopardize our ability to meet the REIT qualification requirements.
In the event that we elect to settle any forward sale agreement for cash and the settlement price is below the applicable forward sale price, we would be entitled to receive a cash payment from the applicable forward purchaser. Under Section 1032 of the Code, generally, no gain or loss is recognized by a corporation when it deals in its own shares, including pursuant to a “securities futures contract,” as defined in the Code by reference to the Exchange Act. Although we believe that any amount received by us in exchange for our shares of common stock would qualify for the exemption under Section 1032 of the Code, because it is not entirely clear whether a forward sale agreement qualifies as a “securities futures contract,” the U.S. federal income tax treatment of any cash settlement payment we receive is uncertain. In the event that we recognize a significant gain from the cash settlement of any forward sale agreement, we might not be able to satisfy the gross income requirements applicable to REITs under the Code. In such an event, we may be able to rely upon certain relief provisions under the Code in order to avoid the loss of our REIT status. Even if the relief provisions apply, we will be subject to a 100% tax on the greater of  (i) the excess of 75% of our gross income (excluding gross income from prohibited transactions) over the amount of such income attributable to sources that qualify under the 75% test or (ii) the excess of 95% of our gross income (excluding gross income from prohibited transactions) over the amount of such gross income attributable to sources that qualify under the 95% test, as discussed in the section titled “Material U.S. Federal Income Tax Considerations” in the accompanying prospectus, multiplied in either case by a fraction intended to reflect our profitability. In the event that these relief provisions were not available, we could lose our REIT status under the Code.

USE OF PROCEEDS
The shares of our common stock offered pursuant to this prospectus supplement and the accompanying prospectus include newly issued shares that may be offered and sold by us to or through the sales agents, acting as our sales agents or as principals, and borrowed shares of our common stock that may be offered and sold by the forward purchasers through the forward sellers, acting as agents for the forward purchasers. We intend to contribute any net proceeds we receive from this offering to the Operating Partnership in exchange for OP Units. The Operating Partnership may use the net proceeds contributed by us to repay amounts outstanding from time to time under the Credit Facility or the 2026 Term Loan and for general corporate and working capital purposes, which may include funding property acquisitions.
The Revolver has a termination date of January 31, 2027, which could be extended for one year, and the 2027 Term Loan has a maturity date of January 31, 2027. Indebtedness outstanding under the Credit Facility accrues interest at a rate ranging from SOFR plus 0.10% plus 125 basis points to SOFR plus 0.10% plus 220 basis points, based on the total balance outstanding under the Credit Facility as a percentage of our total asset value. We may utilize daily simple SOFR or term SOFR at our election. As of September 30, 2022, the $100 million of borrowings under the 2027 Term Loan bear interest at a rate of approximately 2.88%. In addition, as of September 30, 2022, we had borrowed $58 million under the Revolver bearing interest at a weighted average rate of approximately 4.78%. Borrowings under the Credit Facility were primarily incurred to fund acquisitions. Affiliates of Raymond James, BMO, KeyBanc, Regions and Truist are lenders under the Credit Facility and, if we repay amounts outstanding from time to time under the Credit Facility with net proceeds of this offering, such affiliates will receive a portion of the net proceeds from this offering. See “Plan of Distribution—Conflicts of Interest and Other Relationships.”
The 2026 Term Loan has a maturity date of May 21, 2026. Indebtedness outstanding under the 2026 Term Loan accrues interest at a rate ranging from SOFR plus 0.10% plus 135 basis points to SOFR plus 0.10% plus 195 basis points. As of September 30, 2022, the $100 million of borrowings under the 2026 Term Loan bear interest at a rate of approximately 3.80%. Borrowings under the 2026 Term Loan were primarily incurred to fund acquisitions. Affiliates of Truist, BMO, Raymond James, Stifel, KeyBanc and Regions are lenders under the 2026 Term Loan and, if we repay amounts outstanding under the 2026 Term Loan with net proceeds of this offering, such affiliates will receive a portion of the net proceeds from this offering. Moreover, Baird will pay a referral fee to an affiliate of The Huntington National Bank, one of the lenders under the 2026 Term Loan, in connection with this offering.
We will not initially receive any proceeds from the sale of shares of our common stock by the forward purchasers or their affiliates. We expect to fully physically settle any forward sale agreement, in which case we expect to receive aggregate net cash proceeds at settlement equal to the number of shares of our common stock underlying the particular forward sale agreement multiplied by the applicable forward sale price. The forward sale price that we expect to receive upon physical settlement of the particular forward sale agreement will be equal to the sales price of all borrowed shares of our common stock sold by the applicable forward seller during the applicable forward hedge selling period less a forward hedge selling commission of up to 2.0%, subject to adjustment on a daily basis based on a floating interest rate factor equal to a specified daily rate less a spread, and will be decreased based on amounts related to expected dividends on shares of our common stock during the term of the particular forward sale agreement. If the specified daily rate is less than the spread on any day, the interest factor will result in a reduction of the applicable forward sale price for such day.
If we elect to cash settle all or a portion of any particular forward sale agreement, we will not receive any proceeds from the sale of shares of our common stock related to such election, and we may not receive any net proceeds (or may owe cash to the applicable forward purchaser). If we elect to net share settle all or a portion of any particular forward sale agreement in full, we will not receive any proceeds from the applicable forward purchaser (and may owe shares of our common stock to the applicable forward purchaser).
Before any issuance of shares of our common stock upon physical settlement of any forward sale agreement, such forward sale agreement will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares of our common stock that would be issued upon full physical settlement of such forward sale agreement over the number of shares of our common stock that could be purchased by us in the market (based on the average market price during the period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the reporting period).
Pending permanent use of the net proceeds from this offering, we may cause the Operating Partnership to invest the net proceeds in interest-bearing, short-term investment-grade securities, money-market accounts or other investments that are consistent with maintaining our qualification as a REIT for U.S. federal income tax purposes.
PLAN OF DISTRIBUTION
We have entered into separate equity distribution agreements, dated as of October 21, 2022, with each of the sales agents and forward purchasers, pursuant to which we may issue and sell shares of our common stock having an aggregate gross sales price of up to $150,000,000 from time to time through the sales agents, acting as our sales agents, or directly to the sales agents, acting as principals or as forward sellers. The sales, if any, of shares of our common stock under the equity distribution agreements may be made in negotiated transactions, which may include block trades, or in transactions that are deemed to be “at the market offerings,” as defined in Rule 415 under the Securities Act, including, without limitation, sales made by means of ordinary brokers’ transactions on the NYSE, to or through a market maker at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices based on prevailing market prices.
Prior to the entry into the equity distribution agreements, we terminated our prior equity distribution agreements, dated December 14, 2020, among the Company, the Operating Partnership and the Manager, on the one hand, and each of Raymond James, BMO, BTIG, LLC, Janney, Baird and Truist, on the other hand. Approximately $77.3 million remained unsold under the prior equity distribution agreements at the time of their termination, and no further sales of our common stock will be made pursuant to such prior equity distribution agreements.
We may also sell some or all of the shares of our common stock to a sales agent as principal for its own account at a price agreed upon at the time of sale. If we sell shares of our common stock to a sales agent as principal, we will enter into a separate terms agreement setting forth the terms of such transaction, and we will describe the agreement in a separate prospectus supplement or pricing supplement.
In addition to the issuance and sale of shares of our common stock by us through the sales agents, the equity distribution agreements also provide that we may enter into forward sale agreements under separate master forward sale agreements and related supplemental confirmations between us and a forward purchaser. In connection with each particular forward sale agreement, the relevant forward purchaser will borrow from third parties and, through the relevant forward seller, sell a number of shares of our common stock equal to the number of shares of our common stock underlying the particular forward sale agreement.
In connection with the sale of our common stock on our behalf, each of the sales agents, forward sellers and forward purchasers may be deemed an “underwriter” within the meaning of the Securities Act, and the compensation paid to the sales agents or the forward sellers, in the form of a reduced initial forward sale price under the related forward sale agreement with the related forward purchaser, may be deemed to be underwriting discounts or commissions. We have agreed to indemnify each of the sales agents, forward sellers and forward purchasers against specified liabilities, including liabilities under the Securities Act, or to contribute to payments that the sales agents may be required to make because of those liabilities.
The relevant sales agent or forward seller, as applicable, will provide written confirmation to us, and in the case of a forward seller, to the applicable forward purchaser, no later than the opening of the trading day on the NYSE on the day following the trading day in which our shares of common stock were sold under the applicable equity distribution agreement. For shares of our common stock sold by a sales agent, each confirmation will include the number of shares sold on such day, the corresponding aggregate gross sales price, the net proceeds to us and the compensation payable by us to the sales agent in connection with the sales. For shares of our common stock sold by a forward seller, each confirmation will include the number of shares of our common stock sold on such day, the compensation payable by us to the forward seller in the form of a reduced initial forward sale price under the related forward sale agreement with the related forward purchaser, and the initial forward sale price payable by such forward purchaser.
From time to time during the term of the equity distribution agreements, we may deliver an issuance notice to one of the sales agents with the maximum amount of our common stock to be sold and the minimum price below which sales may not be made. Upon receipt of an issuance notice from us, and subject to the terms and conditions of the applicable equity distribution agreement, each sales agent agrees to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such shares of our common stock on such terms. Offers and sales, if any, will be made by only one sales agent on any given day. We or any of the sales agents may suspend the offering of our common stock at any time upon proper notice to the other, upon which the selling period will immediately terminate.
We will pay commissions to the sales agents, in cash, for their services in acting as sales agents in the sale of our common stock. The sales agents will be entitled to compensation that will not exceed, but may be lower than, 2.0% of the gross sales price per share sold. In connection with each forward sale agreement, we will pay the relevant forward seller, in the form of a reduced initial forward sale price under the related forward sale agreement with the related forward purchaser, commissions at a mutually agreed rate that will not exceed, but may be lower than, 2.0% of the gross sales price of all borrowed shares of common stock sold through it as a forward seller. The sales agents may also receive customary brokerage commissions from purchasers of the common stock in compliance with FINRA Rule 2121. The sales agents may effect sales to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the sales agents and/or purchasers of shares of our common stock for whom they may act as agents or to whom they may sell as principal.
The offering of our common stock pursuant to the equity distribution agreements will terminate upon the earlier of  (1) the sale of the maximum aggregate amount of our common stock subject to the equity distribution agreements and (2) the termination of the equity distribution agreements by us or the respective sales agent or forward purchaser at any time.
The expenses of this offering, excluding compensation payable to the sales agents and the forward sellers, as applicable, under the terms of the equity distribution agreements, are estimated at approximately $130,000 and are payable by the Company. We have also agreed to reimburse the sales agents for certain of their expenses in an amount up to $10,000. To the extent that we have not sold at least $10.0 million of shares of our common stock prior to the termination of the equity distribution agreements, under certain circumstances, we have agreed to reimburse the sales agents or the forward sellers and the forward purchasers for reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel incurred by such sales agents or forward sellers and forward purchasers, as applicable up to a maximum aggregate amount of  $50,000.

Sales Through the Sales Agents
Settlement for sales of our common stock will occur on the second trading day following the date on which any sales are made (or such earlier day as is industry practice for regular-way trading). The obligation of each sales agent under the equity distribution agreements to sell shares of our common stock pursuant to a placement notice is subject to certain conditions, which such sales agent reserves the right to waive in its sole discretion.
Sales Through the Forward Sellers
From time to time during the term of the equity distribution agreements, and subject to the terms and conditions set forth therein and in the related forward sale agreements, we may deliver a placement notice relating to a forward to any of the forward sellers and the relevant forward purchaser. Upon acceptance of a placement notice from us requesting that the forward seller execute sales of shares of borrowed common stock in connection with one or more forward sale agreements, and subject to the terms and conditions of the relevant equity distribution agreement and the forward sale agreement, the relevant forward purchaser will use commercially reasonable efforts to borrow, and the relevant forward seller will use commercially reasonable efforts consistent with its normal trading and sales practices to sell, the relevant shares of our common stock on such terms to hedge the relevant forward purchaser’s exposure under that particular forward sale agreement. We or the relevant forward seller may immediately suspend the offering of our common stock at any time upon proper notice to the other.
We expect that settlement between the relevant forward purchaser and forward seller of sales of borrowed shares of our common stock, as well as the settlement between the relevant forward seller and buyers of such shares of our common stock in the market, will generally occur on the second trading day following the date any sales are made (or such earlier day as is industry practice for regular-way trading). The obligation of the relevant forward seller under the relevant equity distribution agreement to execute such sales of our common stock is subject to a number of conditions, which each forward seller reserves the right to waive in its sole discretion.
In connection with each forward sale agreement, we will pay the relevant forward seller, in the form of a reduced initial forward sale price under the related forward sale agreement with the related forward purchaser, commissions at a mutually agreed rate that will not exceed, but may be lower than, 2.0% of sales prices of all borrowed shares of our common stock sold by it as a forward seller. We refer to this commission rate as the forward selling commission. The borrowed shares will be sold during a period of one to 20 consecutive trading days determined by us in our sole discretion and as specified in the relevant placement notice (with such period subject to early termination in certain circumstances).
The forward sale price per share under each forward sale agreement will initially equal the product of  (1) an amount equal to one minus the applicable forward selling commission and (2) the volume-weighted average price per share at which the shares of borrowed common stock were sold pursuant to the particular equity distribution agreement by the relevant forward seller, subject to adjustment as described below.
The forward sale agreements, the minimum terms of which may not be less than three months and the maximum terms of which may not exceed two years, will provide that the forward sale price, as well as the sales prices used to calculate the initial forward sale price, will be subject to adjustment on a daily basis based on a floating interest rate factor equal to the overnight bank funding rate, less a spread, and will be decreased by amounts related to expected dividends on our common stock during the term of the particular forward sale agreement. If the overnight bank funding rate is less than the spread on any day, the interest factor will result in a reduction of the forward sale price for such day.
Before settlement of any forward sale agreement, we expect that the shares of our common stock issuable upon settlement of that particular forward sale agreement will be reflected in our diluted earnings per share, using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share, is deemed to be increased by the excess, if any, of the number of shares of our common stock that would be issued upon full physical settlement of that particular forward sale agreement over the number of shares of our common stock that could be purchased by us in the market (based on the average market price during the relevant period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the relevant reporting period). Consequently, before physical or net share settlement of a particular forward sale agreement and subject to the occurrence of certain events, we anticipate there will be no dilutive effect on our earnings per share, except during periods when the average market price of our common stock is above the applicable forward sale price.
Except under limited circumstances described below, we have the right to elect physical, cash or net share settlement under any forward sale agreement. Although we expect to settle any forward sale agreement entirely by delivering shares of our common stock in connection with full physical settlement, we may, subject to certain conditions, elect cash settlement or net share settlement for all or a portion of our obligations under a particular forward sale agreement if we conclude that it is in our interest to do so. For example, we may conclude that it is in our interest to cash settle or net share settle a particular forward sale agreement if we have no then-current use for all or a portion of the net proceeds that we would receive upon physical settlement. In addition, subject to certain conditions, we may elect to accelerate the settlement of all or a portion of the number of shares of our common stock underlying a particular forward sale agreement.
If we elect to physically settle all or a portion of any forward sale agreement by issuing and delivering shares of our common stock, we will receive an amount of cash from the relevant forward purchaser equal to the product of the forward sale price per share under that particular forward sale agreement and the number of shares of our common stock related to such election. In the event that we elect to cash settle, the settlement amount will be generally related to (1) (a) the arithmetic average of the volume-weighted average price of our common stock on each day during the relevant unwind period under the particular forward sale agreement on which the relevant forward purchaser or its affiliate purchases shares of our common stock in connection with unwinding its related hedge position minus (b) the arithmetic average of the applicable forward sale price on each such day; multiplied by (2) the number of shares of our common stock underlying the particular forward sale agreement subject to cash settlement. In the event we elect to net share settle, the settlement amount will be generally related to (1) (a) the weighted average price at which the relevant forward purchaser or its affiliate purchases shares of our common stock during the relevant unwind period under the particular forward sale agreement minus (b) the weighted average of the applicable forward sale price on each such day; multiplied by (2) the number of shares of our common stock underlying the particular forward sale agreement subject to such net share settlement. If this settlement amount is a negative number, the relevant forward purchaser will pay us the absolute value of that amount (in the case of cash settlement) or deliver to us a number of shares of our common stock having a value, determined pursuant to the terms of the relevant forward sale agreement, equal to the absolute value of such amount (in the event of net share settlement). If this settlement amount is a positive number, we will pay the relevant forward purchaser that amount (in the case of cash settlement) or deliver to the relevant forward purchaser a number of shares of our common stock having a value, determined pursuant to the terms of the relevant forward sale agreement, equal to such amount (in the event of net share settlement). In connection with any cash settlement or net share settlement, we would expect the relevant forward purchaser or its affiliate to purchase shares of our common stock in secondary market transactions for delivery to third-party stock lenders in order to close out the forward purchaser’s hedge position in respect of the particular forward sale agreement and, if applicable, for delivery to us under a net share settlement. The purchase of shares of our common stock in connection with the relevant forward purchaser or its affiliate unwinding the forward purchaser’s hedge positions could cause the price of our common stock to increase over time (or prevent or reduce the amount of a decrease over time), thereby increasing the amount of cash we owe to the relevant forward purchaser (or decreasing the amount of cash that the relevant forward purchaser owes us) upon cash settlement or increasing the number of shares of our common stock that we are obligated to deliver to the relevant forward purchaser (or decreasing the number of shares of our common stock that the relevant forward purchaser is obligated to deliver to us) upon net share settlement of the particular forward sale agreement. See “Risk Factors—Risks Related to Forward Sale Agreements.”
A forward purchaser will have the right to accelerate the particular forward sale agreement and require us to physically settle on a date specified by the relevant forward purchaser if  (1) such forward purchaser is unable, after using commercially reasonable efforts, to acquire, establish, re-establish, substitute, maintain, unwind or dispose of any hedge position with respect to shares of our common stock it deems necessary to hedge the risk of entering into and performing its obligations with respect to the particular forward sale agreement; (2) such forward purchaser would incur a materially increased cost to acquire, establish, re-establish, substitute, maintain, unwind or dispose of any hedge position with respect to shares of our common stock it deems necessary to hedge the risk of entering into and performing its obligations with respect to the particular forward sale agreement (and we do not accept a price adjustment to the forward transaction); (3) such forward purchaser would incur a cost to borrow shares of our common stock that is greater than the initial stock loan rate specified in the particular forward sale agreement (and we do not accept a price adjustment to the forward transaction); (4) such forward purchaser is unable, after using commercially reasonable efforts, to borrow shares of our common stock at a rate equal to or less than the maximum stock loan rate specified in the particular forward sale agreement (and we do not refer such forward purchaser to a satisfactory lending party to lend the shares at a rate less than or equal to the maximum stock loan rate specified in the particular forward sale agreement); (5) we declare any dividend, issue or distribution on shares of our common stock that constitutes an extraordinary dividend under such forward sale agreement; (6) certain ownership thresholds applicable to such forward purchaser and its affiliates are exceeded; (7) an event is announced that if consummated would result in a specified extraordinary event (including certain mergers or tender offers, as well as certain events involving our nationalization, insolvency or a delisting of our common stock) or the occurrence of a change in law; or (8) certain other events of default, termination events or other specified events occur, including, among others, any material misrepresentation made in connection with such forward sale agreement, certain bankruptcy events (excluding certain insolvency filings) or a market disruption event during a specified period and continuing for a specified time period (each as more fully described in such forward sale agreement). The relevant forward purchaser’s decision to exercise its right to accelerate the settlement of the particular forward sale agreement will be made irrespective of our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the physical settlement provisions of the particular forward sale agreement or, if we so elect and the relevant forward purchaser permits our election, cash or net share settlement provisions of the particular forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share, return on equity and dividends per share in the case of physical settlement. In addition, upon certain insolvency filings relating to us, the particular forward sale agreement will automatically terminate without further liability of either party. Following any such termination, we would not issue any shares of our common stock or receive any proceeds pursuant to the particular forward sale agreement. See “Risk Factors—Risks Related to Forward Sale Agreements.”
A forward purchaser (or its affiliate) will receive the net proceeds from any sale of borrowed shares of our common stock in connection with the relevant equity distribution agreement and any forward sale agreement. As a result, the forward sellers or their affiliates or any other sales agent or its affiliates who may enter forward sale agreements with us may receive the net proceeds from the sale of such shares, not including commissions.
Conflicts of Interest and Other Relationships
The sales agents, the forward purchasers, the forward sellers and their affiliates have engaged in, and may in the future engage in, underwriting, investment banking, lending and other commercial dealings in the ordinary course of business with us or our affiliates. The sales agents, the forward purchasers, the forward sellers and their affiliates have received, or may in the future receive, customary fees and commissions for these transactions.
Affiliates of Raymond James, BMO, KeyBanc, Regions and Truist are lenders under the Credit Facility. As described in this prospectus supplement under “Use of Proceeds,” to the extent the Operating Partnership uses any of the net proceeds contributed by us to repay amounts outstanding from time to time under the Credit Facility, such affiliates will receive a portion of the net proceeds. Affiliates of Truist, BMO, Raymond James, Stifel, KeyBanc and Regions are lenders under the 2026 Term Loan. As described in this prospectus supplement under “Use of Proceeds,” to the extent the Operating Partnership uses any of the net proceeds contributed by us to repay amounts outstanding under the 2026 Term Loan, such affiliates will receive a portion of the net proceeds. Moreover, Baird will pay a referral fee to an affiliate of The Huntington National Bank, one of the lenders under the 2026 Term Loan, in connection with this offering. Raymond James also acts as our agent under our stock repurchase program.
In addition, in the ordinary course of their business activities, the sales agents, the forward sellers, the forward purchasers and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours and/or persons and entities with relationships with us. The sales agents, the forward sellers, the forward purchasers and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Notice to Prospective Investors in Canada
The shares of common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the sales agents are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
LEGAL MATTERS
Certain legal matters relating to this offering, including certain tax matters, will be passed upon for us by Vinson & Elkins L.L.P. Venable LLP will issue an opinion to us regarding certain matters of Maryland law, including the validity of the shares of common stock to be issued by us and offered hereby. Certain legal matters relating to this offering will be passed upon for the sales agents by Hunton Andrews Kurth LLP.

EXPERTS
The audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

INCORPORATION BY REFERENCE OF INFORMATION FILED WITH THE SEC
The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus. Any statement contained in a document which is incorporated by reference into this prospectus supplement and the accompanying prospectus is automatically updated and superseded if information contained in this prospectus supplement or the accompanying prospectus, or information that we later file with the SEC, modifies or replaces this information. We incorporate by reference the following documents that we have filed with the SEC:
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February 10, 2022;

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our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2022, June 30, 2022 and September 30, 2022, filed with the SEC on April 21, 2022, July 21, 2022 and October 20, 2022, respectively;

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our Current Reports on Form 8-K, filed with the SEC on March 25, 2022, April 18, 2022, May 20, 2022 and October 6, 2022 (except with respect to Item 7.01 and the associated Exhibit 99.1);

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our Current Report on Form 8-K/A, filed with the SEC on January 5, 2022;

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our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 7, 2022 (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021); and

•
the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on November 20, 2019, including any amendment or report filed for the purpose of updating such description.

We are also incorporating by reference additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the termination of the offering of the shares of our common stock pursuant to this prospectus supplement. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.
To receive a free copy of any of the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, including exhibits, if they are specifically incorporated by reference into the documents, call us at (407) 904-3324 or submit a written request to Alpine Income Property Trust, Inc., 369 N. New York Ave., Suite 201, Winter Park, Florida 32789.

PROSPECTUS
$350,000,000
Common Stock
Preferred Stock
Warrants
Rights
Units

We may offer, issue and sell from time to time, together or separately, the following securities, at an aggregate public offering price that will not exceed $350,000,000:
•
common stock;

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preferred stock;

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warrants;

•
rights; and

•
units.

We will provide the specific terms of any securities we may offer in supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest. This prospectus may not be used to offer and sell any securities unless accompanied by a prospectus supplement describing the amount of and terms of the offering of those securities.
We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers on a continuous or delayed basis. We reserve the sole right to accept, and together with any underwriters, dealers and agents, reserve the right to reject, in whole or in part, any proposed purchase of securities. The names of any underwriters, dealers or agents involved in the sale of any securities, the specific manner in which they may be offered and any applicable commissions or discounts will be set forth in the prospectus supplement covering the sales of those securities.
We elected to be taxed as a real estate investment trust (“REIT”) for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2019. To assist us in complying with certain U.S. federal income tax requirements applicable to REITs, among other purposes, our charter generally limits beneficial and constructive ownership by any person to no more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our capital stock. In addition, our charter contains various other restrictions on the ownership and transfer of our common stock. See “Certain Provisions of Maryland Law and of Our Charter and Bylaws—Restrictions on Ownership and Transfer.”
Our common stock is listed on the New York Stock Exchange, or the NYSE, under the symbol “PINE.” The last reported sale price of our common stock on the NYSE on November 30, 2020 was $16.01 per share. We have not yet determined whether any of the other securities that may be offered by this prospectus will be listed on any exchange, inter-dealer quotation system or over-the-counter system. If we decide to seek a listing for any of those securities, that will be disclosed in a prospectus supplement.

Investing in our securities involves risks. Before making a decision to invest in our securities, you should carefully consider the risks described under the section entitled “Risk Factors” on page 6 of this prospectus and included in our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other documents filed by us with the Securities and Exchange Commission, including any risks described in any accompanying prospectus supplement.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 11, 2020

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus or any accompanying prospectus supplement to “we,” “our,” “us” and “our company” refer to Alpine Income Property Trust, Inc., a Maryland corporation (the “Company”), together with its consolidated subsidiaries, including: (1) Alpine Income Property OP, LP (the “Operating Partnership”), a Delaware limited partnership, and (2) Alpine Income Property GP, LLC (the “GP”), a Delaware limited liability company that is our wholly owned subsidiary and the sole general partner of our Operating Partnership.
You should rely only on the information contained in or incorporated by reference into this prospectus or any accompanying prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information contained in this prospectus and any accompanying prospectus supplement, as well as information that we have previously filed with the U.S. Securities and Exchange Commission, or the SEC, and incorporated by reference, is accurate only as of the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since those dates.
The distribution of this prospectus and any accompanying prospectus supplement and the offering of our securities in certain jurisdictions may be restricted by law. If you possess this prospectus or any accompanying prospectus supplement, you should find out about and observe these restrictions. This prospectus and any accompanying prospectus supplement are not an offer to sell our securities and are not soliciting an offer to buy our securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. See “Plan of Distribution” in this prospectus.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a “shelf” registration statement that we have filed with the SEC. By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. The exhibits to our registration statement and documents incorporated by reference contain the full text of certain contracts and other important documents that we have summarized in this prospectus or that we may summarize in a prospectus supplement. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits and other documents can be obtained from the SEC as indicated under the sections entitled “Where You Can Find More Information” and “Incorporation by Reference of Information Filed with the SEC.”
This prospectus only provides you with a general description of the securities we may offer, which is not meant to be a complete description of each security. Each time we offer securities, we will provide a prospectus supplement that contains specific information about the terms of the offering and the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read carefully both this prospectus and any prospectus supplement together with the additional information described under the sections entitled “Where You Can Find More Information” and “Incorporation by Reference of Information Filed with the SEC.”
INCORPORATION BY REFERENCE OF INFORMATION FILED WITH THE SEC
The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus and any accompanying prospectus supplement. Any statement contained in a document which is incorporated by reference into this prospectus and any accompanying prospectus supplement is automatically updated and superseded if information contained in this prospectus or any accompanying prospectus supplement, or information that we later file with the SEC, modifies or replaces this information. We incorporate by reference the following documents that we have filed with the SEC:
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 21, 2020;

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our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2020, June 30, 2020 and September 30, 2020, filed with the SEC on May 7, 2020, August 3, 2020 and October 30, 2020, respectively;

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our Current Reports on Form 8-K, filed with the SEC on June 29, 2020, July 2, 2020, September 9, 2020 (with respect to Item 5.02), October 22, 2020 (with respect to Items 1.01 and 2.03 and the associated Item 9.01 (Exhibit 10.1)) and December 1, 2020;

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our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 27, 2020 (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019); and

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the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on November 20, 2019, including any amendment or report filed for the purpose of updating such description.

We are also incorporating by reference additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act: (i) after the date of the initial registration statement of which this prospectus is a part and prior to effectiveness of the registration statement and (ii) after the date of this prospectus and prior to the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.
To receive a free copy of any of the documents incorporated by reference into this prospectus, including exhibits, if they are specifically incorporated by reference into the documents, call us at (386) 274-2202 or submit a written request to Alpine Income Property Trust, Inc., 1140 N. Williamson Blvd., Suite 140, Daytona Beach, Florida.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at http://www.sec.gov. In addition, we maintain a website that contains information about us at http://www.alpinereit.com. The information found on, or otherwise accessible through, our website is not incorporated by reference into, and does not form a part of, this prospectus or any accompanying prospectus supplement or any other report or document we file with or furnish to the SEC.
We have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part, including exhibits, schedules and amendments filed with, or incorporated by reference into, the registration statement, under the Securities Act of 1933, as amended, or the Securities Act, with respect to the securities registered hereby. This prospectus and any accompanying prospectus supplement do not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and the securities registered hereby, reference is made to the registration statement, including the exhibits to the registration statement. Statements contained in this prospectus and any accompanying prospectus supplement as to the contents of any contract or other document referred to in, or incorporated by reference into, this prospectus and any accompanying prospectus supplement are not necessarily complete and, where such contract or other document is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates. The registration statement of which this prospectus is a part is available to you on the SEC’s website.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
When used in this prospectus and any accompanying prospectus supplement, including the documents that we have incorporated by reference, in future filings with the SEC or in press releases or other written or oral communications, statements which are not historical in nature, including those containing words such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters, are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act and Section 21E of the Exchange Act). In particular, statements pertaining to our trends, liquidity and capital resources, among others, contain forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions.
Forward-looking statements involve numerous risks and uncertainties, and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise, and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:
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the factors identified under the heading “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and in Part II, Item 1A of our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020, and other risks and uncertainties discussed herein and from time to time in our filings with the SEC;

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the effects of the ongoing novel coronavirus (“COVID-19”) pandemic, which are highly uncertain, cannot be predicted and will depend upon future developments, including the severity of COVID-19, the duration of the outbreak and potential resurgences, the duration of social distancing and shelter-in-place orders, further mitigation strategies taken by applicable government authorities, the availability of a vaccine, adequate testing and treatments and the prevalence of widespread immunity to COVID-19;

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general business and economic conditions;

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continued volatility and uncertainty in the credit markets and broader financial markets;

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adverse changes in the real estate and real estate capital markets;

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other risks inherent in the real estate business, including tenant defaults, potential liability relating to environmental matters, illiquidity of real estate investments and potential damages from natural disasters;

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availability of suitable properties to acquire and our ability to acquire and lease those properties on favorable terms;

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ability to renew leases, lease vacant space or re-lease space as existing leases expire or are terminated;

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the degree and nature of our competition;

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our failure to generate sufficient cash flows to service our outstanding indebtedness;

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our ability to satisfy the covenants in our existing and any future debt agreements, including our credit facility;

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fluctuations in interest rates;

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our failure to effectively hedge our interest rate risk;

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the occurrence of natural disasters, acts of violence or other events impacting our properties or our business generally;

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the ongoing impact of the COVID-19 pandemic and any other epidemic or pandemic, and the measures that international, federal, state and local governments, agencies, law enforcement and/or health authorities implement to address the COVID-19 pandemic or any future epidemic or pandemic, which may significantly disrupt or prevent us or our tenants from operating our business or their businesses in the ordinary course for an extended period;

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the effects of climate change;

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the occurrence of uninsured losses;

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our ability to deploy the debt and equity capital we raise;

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our ability to raise additional equity and debt capital on terms that are attractive or at all;

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our ability to make distributions to our stockholders in the future at the level contemplated by our stockholders or the market generally, or at all;

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expectations regarding the timing and/or completion of any acquisition;

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general volatility of the market price of our securities;

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changes in our business or our investment or financing strategy;

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the ability of our external manager, Alpine Income Property Manager, LLC (the “Manager”), to attract, retain and make available to us, qualified personnel or the termination of our Manager;

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conflicts of interest with CTO Realty Growth, Inc., a publicly traded, diversified real estate operating company and the sole member of our Manager (“CTO”), and its affiliates, including our Manager;

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changes in accounting policies generally accepted in the United States of America;

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changes in the tax treatment of our distributions;

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changes in, or the failure or inability to comply with, government regulation, including Maryland laws;

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our failure to qualify and maintain our qualification as a REIT for U.S. federal income tax purposes;

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changes in U.S. tax law and other U.S. laws, whether or not specific to REITs; and

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limitations imposed on our business and our ability to satisfy complex rules relating to REIT qualification for U.S. federal income tax purposes.

While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes, except as required by applicable law. You should not place undue reliance on any forward-looking statements that are based on information currently available to us or the third parties making the forward-looking statements.

ALPINE INCOME PROPERTY TRUST, INC.
Alpine Income Property Trust, Inc. was incorporated in Maryland on August 19, 2019 and owns and operates a high-quality portfolio of single-tenant net leased commercial income properties located in the United States. We are externally managed and advised by our Manager. Our Manager is a wholly owned subsidiary of CTO Realty Growth, Inc., a publicly traded, diversified real estate operating company.
We hold our properties and conduct our operations through our Operating Partnership. We, through the GP, serve as the sole general partner of the Operating Partnership. As of September 30, 2020, we have a total ownership interest in the Operating Partnership of approximately 85.9%, with CTO holding, directly and indirectly, a 14.1% ownership interest in the Operating Partnership. Our interest in the Operating Partnership generally entitles us to share in cash distributions from, and in the profits and losses of, the Operating Partnership in proportion to our percentage ownership.
We elected to be taxed as a REIT for U.S. federal income tax purposes commencing with our short taxable year ended December 31, 2019. We believe that, commencing with such short taxable year, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), and that our organization and current and proposed method of operations will enable us to continue to meet the requirements for qualification and taxation as a REIT. As a REIT, we generally are not subject to U.S. federal income tax on our REIT taxable income that we distribute currently to our stockholders.
We completed our initial public offering on November 26, 2019. We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. We have elected to opt out of the extended transition period for complying with new or revised accounting standards, and such election is irrevocable. We will remain an emerging growth company until the earliest to occur of (i) the last day of the fiscal year during which our total annual gross revenue equals or exceeds $1.07 billion (subject to adjustment for inflation), (ii) the last day of the fiscal year following the fifth anniversary of our initial public offering, (iii) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt securities and (iv) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act.
Our common stock is listed on the NYSE under the symbol “PINE.” Our principal executive offices are located at 1140 N. Williamson Blvd., Suite 140, Daytona Beach, Florida. Our telephone number is (386) 274-2202. Our website is located at http://www.alpinereit.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus or any accompanying prospectus supplement or any other report or document we file with or furnish to the SEC.

RISK FACTORS
Before purchasing any securities offered by this prospectus, you should carefully consider the risk factors under the heading “Risk Factors” contained in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and in Part II, Item 1A of our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020, which are incorporated by reference into this prospectus, the risks, uncertainties and additional information set forth in our SEC reports on Forms 10-K, 10-Q and 8-K and in the other documents incorporated by reference into this prospectus, and any risks described in any accompanying prospectus supplement. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation by Reference of Information Filed with the SEC.” Additional risks not presently known or that are currently deemed immaterial could also materially and adversely affect our financial condition, results of operations, business and prospects.

USE OF PROCEEDS
Unless otherwise set forth in a prospectus supplement, we intend to use the net proceeds from the offering of securities by us under this prospectus for general corporate purposes, including funding acquisitions, repayment of indebtedness and working capital. Further details relating to the use of the net proceeds from the offering of securities under this prospectus will be set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK
The following is a summary of the material terms of our capital stock. While we believe that the following description covers the material terms of our capital stock, the description may not contain all of the information that is important to you. We encourage you to read carefully this entire prospectus, the Maryland General Corporation Law (the “MGCL”) and our charter and bylaws, which are incorporated herein by reference to the Company’s SEC filings. See “Where You Can Find More Information.”
General
Pursuant to our charter, we are currently authorized to designate and issue up to 500,000,000 shares of common stock, $0.01 par value per share (our “common stock”), and 100,000,000 shares of preferred stock, $0.01 par value per share (our “preferred stock”). A majority of our entire board of directors has the power, without stockholder approval, to amend our charter to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we are authorized to issue.
As of September 30, 2020, we had 7,455,281 shares of our common stock outstanding and no shares of our preferred stock outstanding.
Under Maryland law, stockholders generally are not liable for a corporation’s debts or obligations solely as a result of their status as stockholders.
Description of Common Stock
General
Our charter provides that we have authority to issue up to 500,000,000 shares of common stock.
Distribution, Liquidation and Other Rights
Stockholders are entitled to receive distributions when authorized by our board of directors and declared by us out of assets legally available for the payment of dividends. Stockholders are also entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution, or winding up, after payment of, or adequate provision for, all of our known debts and liabilities. These rights are subject to the preferential rights of any other class or series of our stock, including any shares of preferred stock we may issue, and to the provisions of our charter regarding restrictions on ownership and transfer of our stock. See “Certain Provisions of Maryland Law and of Our Charter and Bylaws—Restrictions on Ownership and Transfer.”
Our common stockholders have no preference, conversion, exchange, sinking fund or redemption rights and have no preemptive rights to subscribe for any of our capital stock. Our charter provides that our stockholders generally have no appraisal rights unless our board of directors determines that appraisal rights will apply to one or more transactions in which our common stockholders would otherwise be entitled to exercise such rights. Subject to our charter restrictions on ownership and transfer of our stock, holders of shares of our common stock have equal dividend, liquidation and other rights.
Voting Rights
Subject to our charter restrictions on ownership and transfer of our stock and the terms of any other class or series of our stock, each outstanding share of our common stock entitles the holder thereof to one vote on all matters submitted to a vote of stockholders, including the election of directors. Cumulative voting in the election of directors is not permitted. Directors will be elected by a plurality of the votes cast at the meeting in which directors are being elected and at which a quorum is present. This means that the holders of a majority of the outstanding shares of our common stock can effectively elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors.

Listing
Our common stock is listed on the NYSE under the trading symbol “PINE.”
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.
Description of Preferred Stock
General
We are authorized to issue 100,000,000 shares of preferred stock. Our charter provides that our board of directors has the authority, without action by our stockholders, to classify, designate and issue shares of preferred stock in one or more classes or series and to fix the designation, number of shares, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of any class or series of preferred stock.
Any future issuance of shares of preferred stock could adversely affect the voting power and distribution and liquidation rights of holders of common stock and the likelihood that the holders will receive dividend payments and payments upon liquidation and could also have the effect of delaying, deferring or preventing a change in control that might otherwise be favorable to our common stockholders.
A prospectus supplement relating to any series of preferred stock being offered will include specific terms relating to the offering. They will include, where applicable:
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the title and par value of the preferred stock;

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the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

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the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

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whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

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the procedures for an auction and remarketing, if any, of the preferred stock;

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the provisions for a sinking fund, if any, for the preferred stock;

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any voting rights of the preferred stock;

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the provisions for redemption, if applicable, of the preferred stock;

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any listing of the preferred stock on any securities exchange;

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information with respect to book-entry registration procedures, if any;

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the terms and conditions, if applicable, upon which the preferred stock will be convertible into or exchangeable for our common stock, preferred stock or other securities including the conversion price or the manner of calculating the conversion price and conversion period;

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if appropriate, a discussion of federal income tax consequences applicable to the preferred stock;

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any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to assist us in qualifying as a REIT or otherwise;

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the priority of the preferred stock with respect to payment of dividends and distribution of assets upon liquidation; and

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any other specific terms, preferences, rights, limitations or restrictions on the preferred stock.

Conversion or Exchange
The terms, if any, on which the preferred stock may be convertible into or exchangeable for our common stock, preferred stock or other securities will be stated in the prospectus supplement relating to the preferred stock. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions pursuant to which the number of shares of our common stock or other securities to be received by the holders of preferred stock would be subject to adjustment.
Power to Reclassify Unissued Stock
Our charter authorizes our board of directors to classify and reclassify any unissued shares of our common stock or preferred stock into other classes or series of capital stock. Prior to issuance of shares of each class or series, our board of directors is required by Maryland law and by our charter to set, subject to our charter restrictions on ownership and transfer of shares of our capital stock, the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of each class or series. Therefore, our board of directors could authorize the issuance of shares of common or preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for shares of our stock or otherwise be in the best interest of our then-existing stockholders.

DESCRIPTION OF WARRANTS
This section describes the general terms and provisions of the warrants that we may offer by this prospectus. The applicable prospectus supplement will describe the specific terms of the warrants then offered, and the terms and provisions described in this section will apply only to the extent not superseded by the terms of the applicable prospectus supplement.
We may issue warrants for the purchase of shares of common stock or preferred stock, respectively referred to as common stock warrants and preferred stock warrants. Warrants may be issued independently or together with any other securities offered by this prospectus and any applicable prospectus supplement and may be attached to or separate from such other securities. Each issuance of the warrants will be issued under a separate warrant agreement to be entered into by us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of offered warrants. Each issue of warrants will be evidenced by warrant certificates. The warrant agent will act solely as an agent of ours in connection with the warrant certificates and will not assume any obligation or relationship of agency or trust for or with any holder of warrant certificates or beneficial owners of warrants.
If we offer warrants pursuant to this prospectus in the future, the applicable prospectus supplement will describe the terms of such warrants, including the following, where applicable:
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the offering price;

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the aggregate number of shares purchasable upon exercise of such warrants, and in the case of warrants for preferred stock, the designation, aggregate number, and terms of the class or series of preferred stock purchasable upon exercise of such warrants;

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the designation and terms of the securities with which such warrants are being offered, if any, and the number of such warrants being offered with each such security;

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the date on and after which such warrants and any related securities will be transferable separately;

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the number of shares of preferred stock or common stock purchasable upon exercise of each of such warrants and the price at which such number of shares of preferred stock or common stock may be purchased upon such exercise;

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the date on which the right to exercise such warrants shall commence and the expiration date on which such right shall expire;

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material U.S. federal income tax considerations applicable to the warrants; and

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any other material terms of such warrants.

Holders of future warrants, if any, will not be entitled by virtue of being such holders, to vote, to consent, to receive dividends, to receive notice with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as stockholders of the Company.
If warrants for the purchase of shares of preferred stock are offered, the applicable prospectus supplement will also describe the terms of the preferred stock into which the warrants are exercisable as described under “Description of Capital Stock—Description of Preferred Stock.”

DESCRIPTION OF RIGHTS
This section describes the general terms and provisions of the rights that we may offer by this prospectus. The applicable prospectus supplement will describe the specific terms of the rights then offered, and the terms and provisions described in this section will apply only to the extent not superseded by the terms of the applicable prospectus supplement.
We may issue rights to our stockholders for the purchase of shares of our common stock or preferred stock. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, all as set forth in the prospectus supplement relating to the particular issue of rights. The rights agent will act solely as our agent in connection with the certificates relating to the rights of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of the rights. The rights agreement and the form of rights certificates relating to each series of rights will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.
The applicable prospectus supplement will describe the following terms, where applicable, of the rights in respect of which this prospectus and the applicable prospectus supplement are being delivered:
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the date for determining the stockholders entitled to the rights distribution;

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the aggregate number of shares of common stock or preferred stock purchasable upon exercise of the rights and the exercise price;

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the designation and terms of the preferred stock purchasable upon exercise of the rights, if applicable;

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the aggregate number of rights being issued;

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the date, if any, on and after which the rights may be transferable separately;

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the date on which the right to exercise such rights shall commence and the date on which such right shall expire;

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any listing of the rights and the shares of common stock or preferred stock purchasable upon exercise of the rights on any securities exchange;

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if appropriate, a discussion of any additional material U.S. federal income tax considerations applicable to the rights; and

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any other material terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of such rights.

DESCRIPTION OF UNITS
This section describes some of the general terms and provisions applicable to units we may issue from time to time. We will describe the specific terms of a series of units and the applicable unit agreement in the applicable prospectus supplement. The following description and any description of the units in the applicable prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable unit agreement. A form of the unit agreement reflecting the particular terms and provisions of a series of offered units will be filed with the SEC in connection with the offering and incorporated by reference in the registration statement and this prospectus.
We may issue units from time to time in such amounts and in as many distinct series as we determine. We will issue each series of units under a unit agreement to be entered into between us and a unit agent to be designated in the applicable prospectus supplement. When we refer to a series of units, we mean all units issued as part of the same series under the applicable unit agreement.
We may issue units consisting of any combination of two or more securities described in this prospectus. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
The applicable prospectus supplement will describe the terms of the units offered pursuant to it, including one or more of the following:
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the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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the aggregate number of, and the price at which we will issue, the units;

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any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

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whether the units will be issued in fully registered or global form;

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the name of the unit agent;

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a description of the terms of any unit agreement to be entered into between us and a bank or trust company, as unit agent, governing the units;

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if appropriate, a discussion of the material U.S. federal income tax consequences applicable to the units; and

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whether the units will be listed on any securities exchange.

Additionally, in order to enable us to preserve our status as a REIT, we may take certain actions to restrict ownership and transfer of our outstanding securities, including any units. The prospectus supplement related to the offering of any units will specify any additional ownership limitation relating to the units being offered thereby.

LEGAL OWNERSHIP OF SECURITIES
We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.
Book-Entry Holders
We may issue securities in book-entry form only, as we will specify in the accompanying prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.
Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.
As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.
Street Name Holders
We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.
For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.
Legal Holders
Our obligations run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form. For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations for Indirect Holders
If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:
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how it handles securities payments and notices;

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whether it imposes fees or charges;

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how it would handle a request for the holders’ consent, if ever required;

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whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

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how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

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if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities
A global security is a security held by a depositary that represents one or any other number of individual securities. Generally, all securities represented by the same global securities will have the same terms.
Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the accompanying prospectus supplement, The Depository Trust Company, New York, New York, or DTC, will be the depositary for all securities issued in book-entry form.
A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “—Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.
If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.
Special Considerations for Global Securities
As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.
If securities are issued only in the form of a global security, an investor should be aware of the following:
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An investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

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An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe under “Legal Ownership of Securities” above;

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An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

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An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

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The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

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The depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

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Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated
In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.
The global security will terminate when any of the following special situations occur:
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if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

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if we notify any applicable trustee that we wish to terminate that global security; or

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if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS
The following summary of certain provisions of Maryland law and of our charter and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to our charter and bylaws, which are incorporated herein by reference to the Company’s SEC filings, and to Maryland law. See “Where You Can Find More Information.”
Our Board of Directors
Under our charter and bylaws, the number of directors of our company may be established, increased or decreased only by a majority of our entire board of directors but may not be fewer than the minimum number required under the MGCL (which is one) nor, unless our bylaws are amended, more than 15.
Removal of Directors
Our charter provides that, subject to the rights of holders of one or more classes or series of preferred stock to elect or remove one or more directors, a director may be removed only for cause (as defined in our charter) and only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors.
Business Combinations
Under the MGCL, certain “business combinations” (including a merger, consolidation, statutory share exchange or, in certain circumstances specified under the statute, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any interested stockholder, or an affiliate of such an interested stockholder, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Maryland law defines an interested stockholder as:
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any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock; or

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an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation.

A person is not an interested stockholder under the MGCL if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. In approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of the approval, with any terms and conditions determined by it.
After such five-year period, any such business combination must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:
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80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

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two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These supermajority approval requirements do not apply if, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.
These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a corporation’s board of directors prior to the time that the interested stockholder becomes an interested stockholder. As permitted by the MGCL, our board of directors has adopted a resolution exempting any business combination between us and any other person from the provisions of this statute. Consequently, the five-year prohibition and the supermajority vote requirements will not apply to business combinations involving us. As a result, any person will be able to enter into business combinations with us that may not be in the best interests of our stockholders, without compliance with the supermajority vote requirements and other provisions of the statute. However, our board of directors may repeal or modify this resolution at any time in the future, in which case the applicable provisions of the MGCL will become applicable to business combinations between us and interested stockholders.
Control Share Acquisitions
The MGCL provides that a holder of “control shares” of a Maryland corporation acquired in a “control share acquisition” has no voting rights with respect to those shares except to the extent approved by the affirmative vote of at least two-thirds of the votes entitled to be cast by stockholders entitled to exercise or direct the exercise of the voting power in the election of directors generally but excluding: (1) the person who has made or proposes to make the control share acquisition; (2) any officer of the corporation; or (3) any employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock that, if aggregated with all other such shares of stock previously acquired by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges:
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one-tenth or more but less than one-third;

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one-third or more but less than a majority; or

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a majority or more of all voting power.

Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition, directly or indirectly, of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the MGCL), may compel the board of directors of the Company to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the control shares. If no request for a special meeting is made, the corporation may itself present the question at any stockholders meeting.
If voting rights of control shares are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or, if a meeting of stockholders at which the voting rights of such shares are considered and not approved is held, as of the date of such meeting. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.
The control share acquisition statute does not apply (1) to shares acquired in a merger, consolidation or statutory share exchange if the corporation is a party to the transaction or (2) to acquisitions approved or exempted by the charter or bylaws of the corporation.
Our bylaws contain a provision exempting from the control share acquisition statute any and all control share acquisitions by any person of shares of our stock. There can be no assurance that such provision will not be amended or eliminated at any time in the future by our board of directors.

Subtitle 8
Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to be subject to any or all of the following five provisions:
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a classified board;

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a two-thirds vote requirement for removing a director;

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a requirement that the number of directors be fixed only by vote of the directors;

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a requirement that a vacancy on the board be filled only by a vote of the remaining directors (whether or not they constitute a quorum) and for the remainder of the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualifies; or

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a majority requirement for the calling of a special meeting of stockholders.

Our charter provides that, effective at such time as we are able to make a Subtitle 8 election, vacancies on our board of directors may be filled only by the remaining directors (whether or not they constitute a quorum) and that a director elected by the board of directors to fill a vacancy will serve for the remainder of the full term of the directorship. We have not elected to be subject to any of the other provisions of Subtitle 8, including the provisions that would permit us to classify our board of directors without stockholder approval. Moreover, our charter provides that, without the affirmative vote of a majority of the votes cast on the matter by stockholders entitled to vote generally in the election of directors, we may not elect to be subject to any of these additional provisions of Subtitle 8. Through provisions in our charter and bylaws unrelated to Subtitle 8, we (1) vest in our board of directors the exclusive power to fix the number of directors, (2) require, unless called by our chairman, our chief executive officer, our president or our board of directors, the request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at the meeting to call a special meeting of stockholders and (3) provide that a director may be removed only for cause and by the affirmative vote of two-thirds of the votes entitled to be cast generally in the election of directors.
Amendments to Our Charter and Bylaws
Except as described herein and as provided in the MGCL, amendments to our charter must be advised by our board of directors and approved by the affirmative vote of our stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. Our board of directors has the exclusive power to amend our bylaws.
Meetings of Stockholders
Under our bylaws and pursuant to Maryland law, annual meetings of stockholders will be held each year at a date and at the time and place determined by our board of directors. Special meetings of stockholders may be called by our board of directors, the chairman of our board of directors, our president or our chief executive officer. Additionally, subject to the provisions of our bylaws, special meetings of the stockholders to act on any matter must be called by our secretary upon the written request of stockholders entitled to cast a majority of all the votes entitled to be cast on such matter at such meeting who have requested the special meeting in accordance with the procedures set forth in, and provided the information and certifications required by, our bylaws. Only matters set forth in the notice of the special meeting may be considered and acted upon at such a meeting. Our secretary will inform the requesting stockholders of the reasonably estimated cost of preparing and delivering the notice of meeting (including our proxy materials), and the requesting stockholder must pay such estimated cost before our secretary may prepare and deliver the notice of the special meeting.
Corporate Opportunities
Our charter provides that, to the maximum extent permitted by Maryland law, each of CTO, its affiliates, each of their representatives, and each of our directors or officers who is also an officer, employee, agent, affiliate or designee of CTO or any of CTO’s affiliates has the right to, and has no duty not to, (x) directly or indirectly engage in the same or similar business activities or lines of business as us, including those deemed to be competing with us, or (y) directly or indirectly do business with any of our clients, customers or suppliers. In the event that CTO or any of its affiliates or employees, or any of their representatives or designees, acquires knowledge of a potential transaction or matter that may be a corporate opportunity for us, CTO, its affiliates and employees and any of their representatives or designees shall have no duty to communicate or present such corporate opportunity to us or any of our affiliates and shall not be liable to us or any of our affiliates, subsidiaries, stockholders or other equity holders for breach of any duty by reason of the fact that CTO or any of its affiliates or employees, or any of their representatives or designees, directly or indirectly, pursues or acquires such opportunity for themselves, directs such opportunity to another person, or does not present such opportunity to us or any of our affiliates; provided, however, that such corporate opportunity is not presented to such person in his or her capacity as a director or officer of us.
Charter Amendments and Extraordinary Transactions
Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, convert into another form of entity, engage in a statutory share exchange or engage in similar transactions unless such transaction is declared advisable by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of all of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Our charter provides for approval of these matters by the affirmative vote of stockholders entitled to cast a majority of the votes entitled to be cast on such matter, except that the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on such matter is required to amend the provisions of our charter relating to the removal of directors or the vote required to amend the removal provisions. Maryland law also permits a corporation to transfer all or substantially all of its assets without the approval of its stockholders to an entity all of the equity interests of which are owned, directly or indirectly, by the corporation. Because our operating assets may be held by our operating partnership subsidiary or its wholly-owned subsidiaries, these subsidiaries may be able to merge or transfer all or substantially all of their assets without the approval of our stockholders.
Advance Notice of Director Nominations and New Business
Our bylaws provide that:
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with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by stockholders at the annual meeting may be made only:

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pursuant to our notice of the meeting;

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by or at the direction of our board of directors; or

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by a stockholder who was a stockholder of record at the record date set by the board of directors for the meeting, at the time of giving of the notice of the meeting and at the time of the annual meeting (and any postponement or adjustment thereof), who is entitled to vote at the meeting in the election of each individual so nominated or on such other business and who has complied with the advance notice procedures set forth in, and provided the information and certifications required by, our bylaws; and

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with respect to special meetings of stockholders, only the business specified in our company’s notice of meeting may be brought before the special meeting of stockholders, and nominations of individuals for election to our board of directors may be made only:

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by or at the direction of our board of directors; or

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provided that the special meeting has been called in accordance with our bylaws for the purpose of electing directors, by any stockholder who is a stockholder of record at the record date set by the board of directors for the special meeting, at the time of giving of the notice required by our bylaws and at the time of the meeting (and any postponement or adjustment thereof), who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions set forth in, and provided the information and certifications required by, our bylaws.
The purpose of requiring stockholders to give advance notice of nominations and other proposals is to afford our board of directors and our stockholders the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by our board of directors, to inform stockholders and make recommendations regarding the nominations or other proposals. Although our bylaws do not give our board of directors the power to disapprove timely stockholder nominations and proposals, our bylaws may have the effect of precluding a contest for the election of directors or proposals for other action if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors to our board of directors or to approve its own proposal.
Anti-takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws
The restrictions on ownership and transfer of our stock discussed below, the supermajority vote required to remove directors, our election to be subject to the provision of Subtitle 8 vesting in our board of directors the exclusive power to fill vacancies on our board of directors, and the advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change of control of our company. Likewise, if our board of directors were to elect to be subject to the business combination provisions of the MGCL or if the provision in our bylaws opting out of the control share acquisition provisions of the MGCL were amended or rescinded, these provisions of the MGCL could have similar anti-takeover effects.
Further, a majority of our entire board of directors has the power to increase or decrease the aggregate number of authorized shares of stock or the number of shares of any class or series of stock that we are authorized to issue, to classify and reclassify any unissued shares of our stock into other classes or series of stock and to authorize us to issue the newly classified shares, as discussed under the headings “Description of Capital Stock—General” and “Description of Capital Stock—Power to Reclassify Unissued Stock,” and could authorize the issuance of shares of common stock or another class or series of stock, including a class or series of preferred stock, that could have the effect of delaying, deferring or preventing a change in control of us. These actions may be taken without stockholder approval unless such approval is required by applicable law, the terms of any other class or series of our stock or the rules of any stock exchange or automated quotation system on which any of our stock is listed or traded. We believe that the power of our board of directors to increase or decrease the number of authorized shares of stock and to classify or reclassify unissued shares of our common stock or preferred stock and thereafter to cause us to issue such shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise.
Our charter and bylaws also provide that the number of directors may be established only by our board of directors, which prevents our stockholders from increasing the number of our directors and filling any vacancies created by such increase with their own nominees. The provisions of our bylaws discussed above under the headings “—Meetings of Stockholders” and “—Advance Notice of Director Nominations and New Business” require stockholders seeking to call a special meeting, nominate an individual for election as a director or propose other business at an annual or special meeting to comply with certain notice and information requirements. We believe that these provisions will help to assure the continuity and stability of our business strategies and policies as determined by our board of directors and promote good corporate governance by providing us with clear procedures for calling special meetings, information about a stockholder proponent’s interest in us and adequate time to consider stockholder nominees and other business proposals. However, these provisions, alone or in combination, could make it more difficult for our stockholders to remove incumbent directors or fill vacancies on our board of directors with their own nominees and could delay, defer or prevent a change in control, including a proxy contest or tender offer that might involve a premium price for our common stockholders or otherwise be in the best interest of our stockholders.

Exclusive Forum
Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, will be the sole and exclusive forum for (a) any Internal Corporate Claim, as such term is defined in the MGCL, (b) any derivative action or proceeding brought on our behalf other than actions arising under the federal securities laws, (c) any action asserting a claim of breach of any duty owed by any of our directors, officers or other employees to us or to our stockholders, (d) any action asserting a claim against us or any of our directors, officers or other employees arising pursuant to any provision of the MGCL or our charter or bylaws or (e) any action asserting a claim against us or any of our directors, officers or other employees that is governed by the internal affairs doctrine.
Limitation of Liability and Indemnification of Directors and Officers
Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our charter contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.
The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or are threatened to be made a party by reason of their service in those or other capacities unless it is established that:
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the act or omission of the director or officer was material to the matter giving rise to the proceeding and:

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was committed in bad faith; or

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was the result of active and deliberate dishonesty;

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the director or officer actually received an improper personal benefit in money, property or services; or

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in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or on behalf of the corporation or if the director or officer was adjudged liable on the basis that personal benefit was improperly received, unless, in either case, a court orders indemnification and then only for expenses. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received.
In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:
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a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

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a written undertaking, which may be unsecured, by the director or officer or on the director’s or officer’s behalf to repay the amount paid if it shall ultimately be determined that the standard of conduct has not been met.

Our charter obligates us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding without requiring a preliminary determination of the director’s or officer’s ultimate entitlement to indemnification to:
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any present or former director or officer who is made or threatened to be made a party to or witness in the proceeding by reason of his or her service in that capacity; or

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any individual who, while a director or officer of our company and at our request, serves or has served as a director, officer, partner, member, manager, trustee, employee or agent of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to or witness in the proceeding by reason of his or her service in that capacity.

Our charter also permits us, with the approval of our board of directors, to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of our company or a predecessor of our company.
Indemnification Agreements
We have entered into indemnification agreements with each of our directors and executive officers that obligate us to indemnify them to the maximum extent permitted by Maryland law as discussed above under “—Limitation of Liability and Indemnification of Directors and Officers.” The indemnification agreements provide that, if a director or executive officer is a party to, or witness in, or is threatened to be made a party to, or witness in, any proceeding by reason of his or her service as a director, officer, employee or agent of our company or as a director, officer, partner, member, manager, fiduciary, employee, agent or trustee of any other foreign or domestic corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise that he or she is or was serving in such capacity at our request, or the request of our external manager, we must indemnify the director or executive officer for all expenses and liabilities actually and reasonably incurred by him or her, or on his or her behalf, to the maximum extent permitted under Maryland law, including in any proceeding brought by the director or executive officer to enforce his or her rights under the indemnification agreement, to the extent provided by the agreement. The indemnification agreements also require us to advance reasonable expenses incurred by the indemnitee within ten days of the receipt by us of a statement from the indemnitee requesting the advance, provided the statement evidences the expenses and is accompanied or preceded by:
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a written affirmation of the indemnitee’s good faith belief that he or she has met the standard of conduct necessary for indemnification; and

•
a written undertaking, which may be unsecured, by the indemnitee or on his or her behalf to repay the amount paid if it shall ultimately be established that the standard of conduct has not been met.

The indemnification agreements also provide for procedures for the determination of entitlement to indemnification, including requiring such determination be made by independent counsel after a change of control of us.
REIT Qualification
Our charter provides that our board of directors may revoke or otherwise terminate our election to be taxed as a REIT for U.S. federal income tax purposes, without approval of our stockholders, if it determines that it is no longer in our best interest to continue to qualify as a REIT.
Restrictions on Ownership and Transfer
For us to qualify and maintain our qualification as a REIT for each taxable year commencing with our taxable year ending December 31, 2020, our shares of stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of our outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code, to include certain entities) during the last half of a taxable year commencing with our taxable year ending December 31, 2020.
Because our board of directors believes it is at present essential for us to qualify as a REIT, our charter, subject to certain exceptions, restricts the amount of our shares of stock that a person may beneficially or constructively own. Our charter provides that, subject to certain exceptions, no person may beneficially or constructively own more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our capital stock.
Our charter also prohibits any person from (i) beneficially owning shares of our capital stock to the extent that such beneficial ownership would result in our being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of the taxable year), (ii) transferring shares of our capital stock to the extent that such transfer would result in shares of our capital stock being beneficially owned by less than 100 persons (determined under the principles of Section 856(a)(5) of the Code), (iii) beneficially or constructively owning shares of our capital stock to the extent such beneficial or constructive ownership would cause us to constructively own 10% or more of the ownership interests in a tenant (other than a taxable REIT subsidiary (“TRS”)) (as defined in Section 856(l) of the Code)) of our real property within the meaning of Section 856(d)(2)(B) of the Code or (iv) beneficially or constructively owning or transferring shares of our capital stock if such ownership or transfer would otherwise cause us to fail to qualify as a REIT. Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our capital stock that will or may violate any of the foregoing restrictions on transferability and ownership, or any person who would have owned shares of our capital stock that resulted in a transfer of shares of our capital stock to a charitable trust, is required to give written notice immediately to us, or in the case of a proposed or attempted transaction, to give at least 15 days’ prior written notice, and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.
Our board of directors, in its sole discretion, may prospectively or retroactively exempt a person from the limits described above and may establish or increase an excepted holder percentage limit for such person. The person seeking an exemption must provide to our board of directors such representations, covenants and undertakings as our board of directors may deem appropriate in order to conclude that granting the exemption will not cause us to fail to qualify as a REIT. Our board of directors may not grant such an exemption to any person if such exemption would result in our failing to qualify as a REIT. Our board of directors may require a ruling from the Internal Revenue Service (“IRS”) or an opinion of counsel, in either case in form and substance satisfactory to the board of directors, in its sole discretion, in order to determine or ensure our status as a REIT.
Any attempted transfer of shares of our capital stock which, if effective, would violate any of the restrictions described above will result in the number of shares causing the violation (rounded up to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, except that any transfer that results in the violation of the restriction relating to shares of our capital stock being beneficially owned by fewer than 100 persons will be void ab initio. In either case, the proposed transferee will not acquire any rights in such shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the purported transfer or other event that results in the transfer to the trust. Shares held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares held in the trust, will have no rights to dividends or other distributions and will have no rights to vote or other rights attributable to the shares held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any distribution authorized but unpaid will be paid when due to the trustee. Any dividend or other distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Maryland law, the trustee will have the authority (i) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and (ii) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.
Within 20 days of receiving notice from us that shares of our capital stock have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership and transfer limitations. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows. The proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our charter) of the shares on the day of the event causing the shares to be held in the trust and (ii) the price received by the trustee (net of any commission and other expenses of sale) from the sale or other disposition of the shares. The trustee may reduce the amount payable to the proposed transferee by the amount of dividends or other distributions paid to the proposed transferee and owed by the proposed transferee to the trustee. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares of our capital stock have been transferred to the trust, the shares are sold by the proposed transferee, then (i) the shares shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the proposed transferee received an amount for the shares that exceeds the amount he or she was entitled to receive, the excess shall be paid to the trustee upon demand.
In addition, shares of our capital stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (ii) the market price on the date we, or our designee, accept the offer, which we may reduce by the amount of dividends and distributions paid to the proposed transferee and owed by the proposed transferee to the trustee. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.
If a transfer to a charitable trust, as described above, would be ineffective for any reason to prevent a violation of a restriction, the transfer that would have resulted in such violation will be void ab initio, and the proposed transferee shall acquire no rights in such shares.
Every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) of shares of our capital stock, within 30 days after the end of each taxable year, is required to give us written notice, stating his or her name and address, the number of shares of each class and/or series of our stock that he or she beneficially owns and a description of the manner in which the shares are held. Each such owner must provide us with such additional information as we may request in order to determine the effect, if any, of his or her beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder will upon demand be required to provide us with such information as we may request in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance and to ensure compliance with the ownership limit.
These ownership limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for our capital stock or otherwise be in the best interest of our stockholders.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
This section summarizes the material U.S. federal income tax considerations that you, as a prospective holder of our securities, may consider relevant in connection with the purchase, ownership and disposition of our securities. Vinson & Elkins L.L.P. has acted as our counsel, has reviewed this summary, and is of the opinion that the discussion contained herein is accurate in all material respects. Because this section is a summary, it does not address all aspects of taxation that may be relevant to particular securityholders in light of their personal investment or tax circumstances, or to certain types of securityholders that are subject to special treatment under the U.S. federal income tax laws, such as:
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insurance companies;

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tax-exempt organizations (except to the limited extent discussed in “—Tax Considerations for Holders of Our Common Stock—Taxation of Tax-Exempt Stockholders” below);

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financial institutions or broker-dealers;

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non-U.S. individuals and foreign corporations (except to the limited extent discussed in “—Tax Considerations for Holders of Our Common Stock—Taxation of Non-U.S. Stockholders” below);

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U.S. expatriates;

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persons who mark-to-market our securities;

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subchapter S corporations;

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U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar;

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regulated investment companies and REITs;

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trusts and estates;

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holders who receive our securities through the exercise of employee stock options or otherwise as compensation;

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persons holding our securities as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

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persons subject to the alternative minimum tax provisions of the Code;

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persons subject to special tax accounting rules as a result of their use of applicable financial statements within the meaning of Section 451(b)(3) of the Code; and

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persons holding our securities through a partnership or similar pass-through entity.

This summary assumes that securityholders hold our securities as capital assets for U.S. federal income tax purposes, which generally means property held for investment.
The statements in this section are not intended to be, and should not be construed as, tax advice. The statements in this section are based on the Code, final, temporary and proposed Treasury regulations, the legislative history of the Code, current administrative interpretations and practices of the IRS and court decisions. The reference to IRS interpretations and practices includes the IRS practices and policies endorsed in private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives the ruling. In each case, these sources are relied upon as they exist on the date of this discussion. Future legislation, Treasury regulations, administrative interpretations and court decisions could change the current law or adversely affect existing interpretations of current law on which the information in this section is based. Any such change could apply retroactively. We have not received any rulings from the IRS concerning our qualification as a REIT. Accordingly, even if there is no change in the applicable law, no assurance can be provided that the statements made in the following discussion, which do not bind the IRS or the courts, will not be challenged by the IRS or will be sustained by a court if so challenged.
WE URGE YOU TO CONSULT YOUR TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR

SECURITIES AND OF OUR ELECTION TO BE TAXED AS A REIT. SPECIFICALLY, WE URGE YOU TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, DISPOSITION AND ELECTION AND REGARDING POTENTIAL CHANGES IN APPLICABLE TAX LAWS.
Taxation of Our Company
We were formed in August 2019 as a Maryland corporation. We initially elected to be taxed as a pass-through entity under subchapter S of the Code, but revoked our S corporation election effective November 22, 2019. We elected to be taxed as a REIT for U.S. federal income tax purposes commencing with our short taxable year that commenced upon the revocation of our S corporation election and ended December 31, 2019. We believe that, commencing with such short taxable year, we have been organized and have operated in such a manner as to qualify for taxation as a REIT under the U.S. federal income tax laws, and we intend to continue to operate in such a manner, but no assurance can be given that we will operate in a manner so as to remain qualified as a REIT. This section discusses the laws governing the U.S. federal income tax treatment of a REIT and its stockholders. These laws are highly technical and complex.
In the opinion of Vinson & Elkins L.L.P., we qualified to be taxed as a REIT under the U.S. federal income tax laws for our short taxable year ended December 31, 2019, and our organization and current and proposed method of operations will enable us to continue to satisfy the requirements for qualification and taxation as a REIT under the U.S. federal income tax laws for our taxable years ending December 31, 2020 and thereafter. Investors should be aware that Vinson & Elkins L.L.P.’s opinion is based upon various customary assumptions relating to our organization and operation, and is conditioned upon certain representations and covenants made by our management as to factual matters, including representations regarding our organization, the nature of our assets and income and the conduct of our business operations. Vinson & Elkins L.L.P.’s opinion is not binding upon the IRS or any court and speaks as of the date issued. In addition, Vinson & Elkins L.L.P.’s opinion is based on existing U.S. federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively.
Moreover, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, through actual annual and quarterly operating results, certain qualification tests set forth in the U.S. federal income tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that fall within specified categories, the diversity of ownership of our stock and the percentage of our earnings that we distribute. Vinson & Elkins L.L.P. will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements. While we intend to operate so that we will continue to qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances, no assurance can be given by tax counsel or by us that we will qualify as a REIT for any particular year. Vinson & Elkins L.L.P.’s opinion does not foreclose the possibility that we may have to use one or more of the REIT savings provisions described below, which could require us to pay an excise or penalty tax (which could be material) in order for us to maintain our REIT qualification. For a discussion of the tax consequences of our failure to qualify as a REIT, see “—Failure to Qualify.”
If we qualify as a REIT, we generally will not be subject to U.S. federal income tax on the taxable income that we distribute to our stockholders. The benefit of that tax treatment is that it avoids the “double taxation,” or taxation at both the corporate and stockholder levels, that generally applies to distributions by a corporation to its stockholders. However, even if we qualify as a REIT, we will be subject to U.S. federal tax in the following circumstances:
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We will pay U.S. federal income tax on any taxable income, including net capital gain, that we do not distribute to stockholders during, or within a specified time period after, the calendar year in which the income is earned.

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We will pay income tax at the highest U.S. federal corporate income tax rate on:

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net income from the sale or other disposition of property acquired through foreclosure, or foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, and

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other non-qualifying income from foreclosure property.

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We will pay a 100% tax on our net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

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If we fail to satisfy one or both of the 75% gross income test or the 95% gross income test, as described below under “—Gross Income Tests,” and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on:

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the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, in either case, multiplied by a fraction intended to reflect our profitability.

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If, during a calendar year, we fail to distribute at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for the year and (3) any undistributed taxable income required to be distributed from earlier periods, we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed.

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We may elect to retain and pay income tax on our net long-term capital gain. In that case, a stockholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we made a timely designation of such gain to the stockholders) and would receive a credit or refund for its proportionate share of the tax we paid.

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We will be subject to a 100% excise tax on transactions with any TRS we may form in the future that are not conducted on an arm’s-length basis.

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If we fail to satisfy any of the asset tests, other than a de minimis failure of the 5% asset test, the 10% vote or the 10% value test, as described below under “—Asset Tests,” as long as the failure was due to reasonable cause and not to willful neglect, we file a schedule with the IRS describing each asset that caused such failure and we dispose of the assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we will pay a tax equal to the greater of $50,000 or the highest U.S. federal corporate income tax rate (currently 21%) on the net income from the non-qualifying assets during the period in which we failed to satisfy the asset tests.

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If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and such failure is due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

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If we acquire any asset from an entity treated as a C corporation (i.e., a corporation that generally is subject to full corporate-level tax) in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to such entity’s basis in the asset or to another asset, we will pay tax at the highest applicable regular U.S. federal corporate income tax rate if we recognize gain on the sale or disposition of the asset during the five-year period after we acquire the asset provided no election is made for the transaction to be taxable on a current basis. The amount of gain on which we will pay tax is the lesser of:

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the amount of gain that we recognize at the time of the sale or disposition, and

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the amount of gain that we would have recognized if we had sold the asset at the time we acquired the asset.

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We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet recordkeeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “—Recordkeeping Requirements.”

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The earnings of our lower-tier entities that are treated as C corporations, including any TRS we may form in the future, will be subject to U.S. federal corporate income tax.

In addition, notwithstanding our qualification as a REIT, we may also have to pay certain state and local income taxes because not all states and localities treat REITs in the same manner that they are treated for U.S. federal income tax purposes. Moreover, as further described below, any TRS we may form in the future will be subject to U.S. federal, state and local corporate income tax on its taxable income.
Requirements for Qualification
A REIT is a corporation, trust or association that meets each of the following requirements:
1.
It is managed by one or more trustees or directors.

2.
Its beneficial ownership is evidenced by transferable shares or by transferable certificates of beneficial interest.

3.
It would be taxable as a domestic corporation, but for the REIT provisions of the U.S. federal income tax laws.

4.
It is neither a financial institution nor an insurance company subject to special provisions of the U.S. federal income tax laws.

5.
At least 100 persons are beneficial owners of its shares or ownership certificates.

6.
Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the Code defines to include certain entities, during the last half of any taxable year.

7.
It elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status.

8.
It meets certain other qualification tests, described below, regarding the nature of its income and assets and the distribution of its income.

9.
It uses a calendar year for U.S. federal income tax purposes and complies with the recordkeeping requirements of the U.S. federal income tax laws.

10.
It has not been a party to a spin-off transaction that is tax-deferred under section 355 of the Code during the applicable period.

We must meet requirements 1 through 4, 8 and 9 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Requirements 5 and 6 applied to us beginning with our 2020 taxable year. If we comply with all the requirements for ascertaining the ownership of our outstanding stock in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining stock ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the U.S. federal income tax laws, and beneficiaries of such a trust will be treated as holding our stock in proportion to their actuarial interests in the trust for purposes of requirement 6.
Our charter provides restrictions regarding the transfer and ownership of shares of our outstanding capital stock (see “Description of Capital Stock—Restrictions on Ownership and Transfer”). We believe that we have issued sufficient stock with sufficient diversity of ownership to satisfy requirements 5 and 6 above. The restrictions in our charter are intended (among other things) to assist us in continuing to satisfy requirements 5 and 6 above. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy such stock ownership requirements. If we fail to satisfy these stock ownership requirements, we may fail to remain qualified as a REIT.
Qualified REIT Subsidiaries. A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities and items of income, deduction and credit of a “qualified REIT subsidiary” are treated as assets, liabilities and items of income, deduction and credit of the REIT. A “qualified REIT subsidiary” is a corporation, other than a TRS, all of the stock of which is owned by the REIT. Thus, in applying the requirements described herein, any “qualified REIT subsidiary” that we own will be ignored, and all assets, liabilities and items of income, deduction and credit of such subsidiary will be treated as our assets, liabilities and items of income, deduction and credit.
Other Disregarded Entities and Partnerships. An unincorporated domestic entity, such as a partnership or limited liability company that has a single owner for U.S. federal income tax purposes, generally is not treated as an entity separate from its owner for U.S. federal income tax purposes. An unincorporated domestic entity with two or more owners for U.S. federal income tax purposes is generally treated as a partnership for U.S. federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Our proportionate share for purposes of the 10% value test (see “—Asset Tests”) is based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share is based on our proportionate interest in the capital interests in the partnership. Our proportionate share of the assets, liabilities and items of income of any partnership, joint venture or limited liability company that is treated as a partnership for U.S. federal income tax purposes in which we acquire an equity interest, directly or indirectly, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements.
We have control of our Operating Partnership and intend to control any subsidiary partnerships and limited liability companies, and we intend to operate them in a manner consistent with the requirements for our qualification as a REIT. We may from time to time be a limited partner or non-managing member in some of our partnerships and limited liability companies. If a partnership or limited liability company in which we own an interest takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a gross income or asset test and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were able to qualify for a statutory REIT “savings” provisions, which could require us to pay a significant penalty tax to maintain our REIT qualification.
Taxable REIT Subsidiaries. A REIT may own up to 100% of the stock of one or more TRSs. A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation (other than a REIT) of which a TRS directly or indirectly owns more than 35% of the voting power or value of the outstanding securities will automatically be treated as a TRS. We will not be treated as holding the assets of a TRS or as receiving any income that the TRS earns. Rather, the stock issued by a TRS to us will be an asset in our hands, and we will treat the distributions paid to us from such TRS, if any, as income to the extent of the TRS’s earnings and profits. This treatment may affect our compliance with the gross income and asset tests. Because we will not include the assets and income of TRSs in determining our compliance with the REIT requirements, we may use such entities to undertake activities indirectly, such as earning fee income, that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. Overall, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.
Several provisions of the Code regarding the arrangements between a REIT and its TRSs ensure that a TRS will be subject to an appropriate level of U.S. federal income taxation. For example, deductions are disallowed for business interest expense (even if paid to third parties) in excess of the sum of a taxpayer’s business interest income and 30% (adjusted, in the absence of an election otherwise, to 50% for the 2020 taxable year under the Coronavirus Aid, Relief, and Economic Security Act of 2020 (the “CARES Act”)) of the adjusted taxable income of the business, which is its taxable income computed without regard to business interest income or expense, net operating losses (“NOLs”) or the pass-through income deduction (and for taxable years before 2022, excludes depreciation and amortization). Such limitations may also impact the amount of U.S. federal income tax paid by a TRS. Further, the TRS rules impose a 100% excise tax on certain transactions between a TRS and its parent REIT, such as intercompany loans, or the REIT’s tenants that are not conducted on an arm’s length basis.
Rent that we receive from a TRS will qualify as “rents from real property” as long as (1) at least 90% of the leased space in the property is leased to persons other than TRSs and related-party tenants and (2) the amount paid by the TRS to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space, as described in further detail below under “—Gross Income Tests—Rents from Real Property.” If we lease space to a TRS in the future, we will seek to comply with these requirements.
Gross Income Tests
We must satisfy two gross income tests annually to qualify as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of the 75% gross income test generally includes:
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rents from real property;

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interest on debt secured by mortgages on real property or on interests in real property;

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dividends or other distributions on, and gain from the sale of, shares in other REITs;

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gain from the sale of real estate assets, other than

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property held primarily for sale to customers in the ordinary course of business, and

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debt instruments issued by “publicly offered REITs” (i.e., REITs that are required to file annual and periodic reports with the Securities and Exchange Commission under the Exchange Act), unless the debt instrument is secured by real property or an interest in real property;

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income derived from the operation, and gain from the sale, of foreclosure property;

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amounts (other than amounts the determination of which depends in whole or in part on the income or profits of any person) received or accrued as consideration for entering into agreements to make loans secured by mortgages on real property or interests in real property or to purchase or lease real property (including interests in real property and interests in mortgages on real property); and

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income derived from the temporary investment of new capital that is attributable to the issuance of our stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital.

Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of shares or securities, or any combination of these. Cancellation of indebtedness income and gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business are excluded from both the numerator and the denominator in both gross income tests. In addition, income and gain from “hedging transactions” that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets and that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of the 75% and 95% gross income tests. See “—Hedging Transactions.” In addition, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. See “—Foreign Currency Gain.” The following paragraphs discuss the specific application of the gross income tests to us.
Rents from Real Property. “Rents from real property” is qualifying income for both the 75% and 95% gross income tests. Rents will qualify as “rents from real property” only if each of the following conditions is met:

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First, the rent must not be based, in whole or in part, on the income or profits of any person, but may be based on a fixed percentage or percentages of receipts or sales.

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Second, neither we nor a direct or indirect owner of 10% or more of our stock may own, actually or constructively, 10% or more of a tenant from whom we receive rent, other than a TRS.

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Third, if the rent attributable to personal property leased in connection with a lease of real property is 15% or less of the total rent received under the lease, then the rent attributable to personal property will qualify as rents from real property. The allocation of rent between real and personal property is based on the relative fair market values of the real and personal property. However, if the 15% threshold is exceeded, the rent attributable to personal property will not qualify as rents from real property.

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Fourth, we generally must not operate or manage our real property or furnish or render services to our tenants, other than through an “independent contractor” who is adequately compensated and from whom we do not derive revenue. However, we need not provide services through an “independent contractor,” but instead may provide services directly to our tenants, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “non-customary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services (valued at not less than 150% of our direct cost of performing such services) does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the stock of a TRS which may provide customary and non-customary services to our tenants without tainting our rental income from the related properties.

If a portion of the rent that we receive from a property does not qualify as “rents from real property” because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that is non-qualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we would lose our REIT qualification. If, however, the rent from a particular property does not qualify as “rents from real property” because either (1) the rent is considered based on the income or profits of the related tenant, (2) the tenant either is a related party tenant or fails to qualify for the exceptions to the related party tenant rule for TRSs or (3) we furnish non-customary services to tenants of the property in excess of the 1% threshold, other than through a qualifying independent contractor or a TRS, none of the rent from that property would qualify as “rents from real property.”
Currently, we do not lease significant amounts of personal property pursuant to our leases. Moreover, we do not currently perform any services other than customary ones for our tenants, unless such services are provided through independent contractors from whom we do not receive or derive income or a TRS. Accordingly, we believe that our leases generally produce rent that qualifies as “rents from real property” for purposes of the 75% and 95% gross income tests.
In addition to the rent, the tenants may be required to pay certain additional charges. To the extent that such additional charges represent reimbursements of amounts that we are obligated to pay to third parties such charges generally will qualify as “rents from real property.” To the extent such additional charges represent penalties for nonpayment or late payment of such amounts, such charges should qualify as “rents from real property.” However, to the extent that late charges do not qualify as “rents from real property,” they instead will be treated as interest that qualifies for the 95% gross income test.
In addition, as described above, we may own up to 100% of the stock of one or more TRSs. Under an exception to the related-party tenant rule described above, rent that we receive from a TRS will qualify as “rents from real property” as long as (1) at least 90% of the leased space at the property is leased to persons other than TRSs and related-party tenants and (2) the amount paid by the TRS to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space. The “substantially comparable” requirement must be satisfied when the lease is entered into, when it is extended, and when the lease is modified, if the modification increases the rent paid by the TRS. If the requirement that at least 90% of the leased space in the related property is rented to unrelated tenants is met when a lease is entered into, extended or modified, such requirement will continue to be met as long as there is no increase in the space leased to any TRS or related party tenant. Any increased rent attributable to a modification of a lease with a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock will not be treated as “rents from real property.” If in the future we receive rent from a TRS, we will seek to comply with this exception.
Interest. The term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of such amount depends in whole or in part on the income or profits of any person. However, interest generally includes the following:
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an amount that is based on a fixed percentage or percentages of receipts or sales; and

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an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt by leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.

If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.
We currently do not intend to, but may in the future, on a limited basis, originate or invest in mortgage debt and/or mezzanine loans. Interest on debt secured by a mortgage on real property or on interests in real property generally is qualifying income for purposes of the 75% gross income test. Other than to the extent described below, if a loan is secured by real property and other property and the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date the REIT agreed to originate or acquire the loan (or, if there has been a “significant modification” to the loan since its origination or acquisition by the REIT, then as of the date of that “significant modification”), a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the interest income attributable to the portion of the principal amount of the loan that is not secured by real property, that is, the amount by which the loan exceeds the value of the real estate that is security for the loan. However, in the case of a loan that is secured by both real property and personal property, if the fair market value of such personal property does not exceed 15% of the total fair market value of all property securing the loan, then the personal property securing the loan will be treated as real property for purposes of determining the interest on such loan is qualifying income for purposes of the 75% gross income test.
Mezzanine loans are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. IRS Revenue Procedure 2003-65 provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests described below, and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Moreover, we anticipate that any mezzanine loans we may originate or acquire may not meet all of the requirements for reliance on this safe harbor. We intend to invest in any mortgage debt and mezzanine loans in a manner that will enable us to continue to satisfy the gross income tests.
Dividends. Our share of any dividends received from any corporation (including any TRS, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest, if any, will be qualifying income for purposes of both gross income tests.
Prohibited Transactions. A REIT will incur a 100% tax on the net income (including foreign currency gain) derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We believe that none of our properties have been or will be held primarily for sale to customers and that any sales of any of our properties have not been and will not be in the ordinary course of our business. Whether a REIT holds a property “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances in effect from time to time, including those related to a particular property. A safe harbor to the characterization of the sale of property that is a real estate asset by a REIT as a prohibited transaction and the 100% prohibited transaction tax is available if the following requirements are met:
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the REIT has held the property for not less than two years;

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the aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of the sale that are includable in the basis of the property do not exceed 30% of the net selling price of the property;

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either (1) during the year in question, the REIT did not make more than seven sales of property other than foreclosure property or sales to which Section 1033 of the Code applies, (2) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 10% of the aggregate bases of all of the assets of the REIT at the beginning of the year, (3) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 10% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year, (4) (i) the aggregate adjusted bases of all such property sold by the REIT during the year did not exceed 20% of the aggregate adjusted bases of all property of the REIT at the beginning of the year and (ii) the average annual percentage of properties sold by the REIT compared to all the REIT’s properties (measured by adjusted bases) in the current and two prior years did not exceed 10% or (5) (i) the aggregate fair market value of all such property sold by the REIT during the year did not exceed 20% of the aggregate fair market value of all property of the REIT at the beginning of the year and (ii) the average annual percentage of properties sold by the REIT compared to all the REIT’s properties (measured by fair market value) in the current and two prior years did not exceed 10%;

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in the case of property consisting of land or improvements (except for property acquired through foreclosure or lease termination), the REIT has held the property for at least two years for the production of rental income; and

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if the REIT has made more than seven sales of non-foreclosure property during the taxable year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income or a TRS.

We will attempt to comply with the terms of the safe-harbor provisions in the U.S. federal income tax laws prescribing when a property sale will not be characterized as a prohibited transaction. We cannot assure you, however, that we can comply with the safe-harbor provisions or that we will avoid owning property that may be characterized as property that we hold “primarily for sale to customers in the ordinary course of a trade or business.” The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be taxed to the TRS at regular U.S. federal corporate income tax rates.
Fee Income. Fee income generally will not be qualifying income for purposes of the 75% and 95% gross income tests. Any fees earned by any TRS we form will not be included for purposes of the gross income tests, but will be subject to U.S. federal corporate income tax, as described above. In addition, we will be subject to a 100% excise tax on any fees earned by a TRS for services provided to us if such fees were pursuant to an agreement determined by the IRS to be not on an arm’s-length basis.
Foreclosure Property. We will be subject to tax at the maximum U.S. federal corporate income tax rate (currently 21%) on any income from foreclosure property, which includes certain foreign currency gains and related deductions, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

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that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or when default was imminent on a lease of such property or on indebtedness that such property secured;

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for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and

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for which the REIT makes a proper election to treat the property as foreclosure property.

A REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. However, this grace period terminates and foreclosure property ceases to be foreclosure property on the first day:
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on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

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on which any construction takes place on the property, other than completion of a building or any other improvement where more than 10% of the construction was completed before default became imminent; or

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which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income or a TRS.

Hedging Transactions. From time to time, we or our Operating Partnership may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps and floors, options to purchase such items and futures and forward contracts. Income and gain from “hedging transactions” will be excluded from gross income for purposes of both the 75% and 95% gross income tests provided we satisfy the indemnification requirements discussed below. A “hedging transaction” means either (1) any transaction entered into in the normal course of our or our Operating Partnership’s trade or business primarily to manage the risk of interest rate, price changes or currency fluctuations with respect to borrowings made, or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, (2) any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain) and (3) any transaction entered into to “offset” transactions described in (1) or (2) if a portion of the hedged indebtedness is extinguished or the related property disposed of. We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated or entered into and to satisfy other identification requirements. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.
Foreign Currency Gain. Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” will be excluded from gross income for purposes of the 75% and 95% gross income tests. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or an interest in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to any certain foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as non-qualifying income for purposes of both the 75% and 95% gross income tests.
Failure to Satisfy Gross Income Tests. If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the U.S. federal income tax laws. Those relief provisions are generally available if:
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our failure to meet those tests is due to reasonable cause and not to willful neglect; and

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following such failure for any taxable year, we file a schedule of the sources of our income in accordance with regulations prescribed by the Secretary of the Treasury.

We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in “—Taxation of Our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test multiplied, in either case, by a fraction intended to reflect our profitability.
Asset Tests
To qualify as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year. First, at least 75% of the value of our total assets must consist of:
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cash or cash items, including certain receivables and money market funds and, in certain circumstances, foreign currencies;

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government securities;

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interests in real property, including leaseholds, options to acquire real property and leaseholds and personal property, to the extent such personal property is leased in connection with real property and rents attributable to such personal property are treated as “rents from real property”;

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interests in mortgage loans secured by real property;

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shares in other REITs and debt instruments issued by “publicly offered REITs”; and

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investments in shares or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term.

Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets, or the 5% asset test.
Third, of our investments not included in the 75% asset class, we may not own more than 10% of the voting power of any one issuer’s outstanding securities or 10% of the value of any one issuer’s outstanding securities, or the 10% vote test and the 10% value test, respectively.
Fourth, no more than 20% of the value of our total assets may consist of the securities of one or more TRSs.
Fifth, no more than 25% of the value of our total assets may consist of the securities of TRSs, other non-TRS taxable subsidiaries, and other assets that are not qualifying assets for purposes of the 75% asset test, or the 25% securities test.
Sixth, no more than 25% of the value of our total assets may consist of debt instruments issued by “publicly offered REITs” to the extent not secured by real property or interests in real property.
For purposes of the 5% asset test, the 10% vote and the 10% value test, the term “securities” does not include shares in another REIT, debt of “publicly offered REITs”, equity or debt securities of a qualified

REIT subsidiary or a TRS, mortgage loans that constitute real estate assets or equity interests in a partnership. The term “securities,” however, generally includes debt securities issued by a partnership or another REIT (other than a “publicly offered REIT”), except that for purposes of the 10% value test, the term “securities” does not include:
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“Straight debt” securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (1) the debt is not convertible, directly or indirectly, into equity and (2) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion or similar factors. “Straight debt” securities do not include any securities issued by a partnership or a corporation in which we or any controlled TRS (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock) hold non-”straight debt” securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. However, “straight debt” securities include debt subject to the following contingencies:

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a contingency relating to the time of payment of interest or principal, as long as either (1) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield or (2) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and

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a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice.

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Any loan to an individual or an estate;

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Any “Section 467 rental agreement,” other than an agreement with a related party tenant;

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Any obligation to pay “rents from real property”;

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Certain securities issued by governmental entities;

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Any security issued by a REIT;

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Any debt instrument issued by an entity treated as a partnership for U.S. federal income tax purposes in which we are a partner to the extent of our proportionate interest in the equity and debt securities of the partnership; and

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Any debt instrument issued by an entity treated as a partnership for U.S. federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in “—Gross Income Tests.”

For purposes of the 10% value test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, without regard to the securities described in the last two bullet points above.
As described above, we currently do not intend to, but may in the future, on a limited basis, originate or invest in mortgage debt and/or mezzanine loans. We expect that any investments in mortgage loans will generally be treated as real estate assets. Although we expect that any investments in mezzanine loans will generally be treated as real estate assets, we anticipate that the mezzanine loans in which we would invest may not meet all the requirements of the safe harbor in IRS Revenue Procedure 2003-65. Thus, no assurance can be provided that the IRS will not challenge our treatment of any mezzanine loans as real estate assets. We intend to invest in any mortgage debt and mezzanine loans in a manner that will enable us to continue to satisfy the asset income test requirements.
We will monitor the status of our assets for purposes of the various asset tests and will manage our portfolio in order to comply at all times with such tests. However, there is no assurance that we will not inadvertently fail to comply with such tests. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT qualification if:
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we satisfied the asset tests at the end of the preceding calendar quarter; and

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the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.
If we violate the 5% asset test, the 10% vote test or the 10% value test described above at the end of any quarter of each taxable year, we will not lose our REIT qualification if (1) the failure is de minimis (up to the lesser of 1% of the value of our assets or $10 million) and (2) we dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure. In the event of a failure of any of the asset tests (other than de minimis failures described in the preceding sentence), as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT qualification if we (1) dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify the failure, (2) we file a schedule with the IRS describing each asset that caused the failure and (3) pay a tax equal to the greater of $50,000 or 21% of the net income from the assets causing the failure during the period in which we failed to satisfy the asset tests.
Currently, we believe that our assets satisfy the foregoing asset test requirements. However, we will not obtain independent appraisals to support our conclusions as to the value of our assets. Moreover, the values of some assets may not be susceptible to a precise determination. As a result, there can be no assurance that the IRS will not contend that our ownership of assets violates one or more of the asset tests applicable to REITs.
Distribution Requirements
Each taxable year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to:
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the sum of:

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90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain or loss; and

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90% of our after-tax net income, if any, from foreclosure property; minus

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the excess of the sum of specified items of non-cash income over 5% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain.

We must pay such distributions in the taxable year to which they relate, or in the following taxable year if either (1) we declare the distribution before we timely file our U.S. federal income tax return for the year, pay the distribution on or before the first regular dividend payment date after such declaration and elect in our tax return to have a specified dollar amount of such distribution treated as if paid during the prior year or (2) we declare the distribution in October, November or December of the taxable year, payable to stockholders of record on a specified day in any such month, and we actually pay the dividend before the end of January of the following year. The distributions under clause (1) are taxable to the stockholders in the year in which paid, and the distributions in clause (2) are treated as paid on December 31st of the prior taxable year to the extent of our earnings and profits. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.
Further, to the extent we are not a “publicly offered REIT,” in order for our distributions to be counted as satisfying the annual distribution requirement for REITs and to provide us with the REIT-level tax deduction, such distributions must not be “preferential dividends.” A dividend is not a preferential dividend if that distribution is (1) pro rata among all outstanding shares within a particular class and (2) in accordance with the preferences among different classes of shares as set forth in our organizational documents. However, the preferential dividend rule does not apply to “publicly offered REITs.” Currently, we are a “publicly offered REIT.”
We will pay U.S. federal income tax on taxable income, including net capital gain, that we do not distribute to stockholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:
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85% of our REIT ordinary income for such year;

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95% of our REIT capital gain income for such year; and

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any undistributed taxable income (ordinary and capital gain) from all prior periods;

we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute.
We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid U.S. federal corporate income tax and the 4% nondeductible excise tax.
It is possible that, from time to time, we may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. For example, we may not deduct recognized capital losses from our “REIT taxable income.” Further, we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. Additionally, we generally will be required to recognize certain amounts as income no later than the time such amounts are reflected on certain financial statements.
In addition, a taxpayer’s net interest expense deduction may be limited to 30% (adjusted, in the absence of an election otherwise, to 50% for non-partnership entities for their 2019 and 2020 taxable years and for partnerships for their 2020 taxable years under the CARES Act) of the sum of adjusted taxable income, business interest and certain other amounts. Adjusted taxable income does not include items of income or expense not allocable to a trade or business, business interest or expense, the deduction for qualified business income, NOLs, and for years prior to 2022, deductions for depreciation, amortization or depletion. Under the CARES Act, a taxpayer may elect to use its adjusted taxable income from its 2019 taxable year for purposes of calculating its limitation in its 2020 taxable year. For partnerships, the interest deduction limit is applied at the partnership level, subject to certain adjustments to the partners for unused deduction limitation at the partnership level. Disallowed interest expense is carried forward indefinitely (subject to special rules for partnerships, including, under the CARES Act, the ability for a partner allocated disallowed interest with respect to the partnership’s 2019 taxable year to deduct 50% of such amount in its 2020 taxable year). A “real property trade or business” may elect out of this interest limit so long as it uses a 40-year recovery period for nonresidential real property, a 30-year recovery period for residential real property and a 20-year recovery period for related improvements. For this purpose, a real property trade or business is any real property development, redevelopment, construction, reconstruction, acquisition, conversion, rental, operating, management, leasing or brokerage trade or business. Our Operating Partnership has elected out of these limits on interest deductibility.
In addition, the NOL deduction is generally limited to 80% of taxable income (before the deduction), but this limitation has been lifted for taxable years beginning before January 1, 2021 by the CARES Act. REITs may indefinitely carryforward (but not carryback) NOLs.
As a result of the foregoing, we may have less cash than is necessary to distribute taxable income sufficient to avoid U.S. federal corporate income tax and the excise tax imposed on certain undistributed income or even to meet the 90% distribution requirement. In such a situation, we may need to borrow funds or, if possible, pay taxable dividends of our stock or debt securities.

We may satisfy the 90% distribution test with taxable distributions of our stock or debt securities. The IRS has issued Revenue Procedure 2017-45 authorizing elective cash/stock dividends to be made by “publicly offered REITs.” Pursuant to Revenue Procedure 2017-45, the IRS will treat the distribution of stock pursuant to an elective cash/stock dividend as a distribution of property under Section 301 of the Code (i.e., a dividend), as long as at least 20% of the total dividend is available in cash and certain other parameters detailed in the Revenue Procedure are satisfied. On May 4, 2020, the IRS issued Revenue Procedure 2020-19, which temporarily reduces (through the end of 2020) that minimum amount of the distribution that must be available in cash to 10%. Although we do not currently intend to pay dividends in our stock, if in the future we choose to pay dividends in our stock, our stockholders may be required to pay tax in excess of the cash that they receive.
Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.
Recordkeeping Requirements
We must maintain certain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding stock. We intend to comply with these requirements.
Failure to Qualify
If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “—Gross Income Tests” and “—Asset Tests.”
If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we would be subject to U.S. federal income tax on our taxable income at regular U.S. federal corporate income tax rates, plus potential penalties and/or interest. In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts paid out to stockholders. In fact, we would not be required to distribute any amounts to stockholders in that year. In such event, to the extent of our current and accumulated earnings and profits, distributions to stockholders generally would be taxable as ordinary dividend income. Subject to certain limitations of the U.S. federal income tax laws, corporate stockholders may be eligible for the dividends received deduction and non-corporate U.S. stockholders may be eligible for the reduced U.S. federal income tax rate of up to 20% on such dividends. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether we would qualify for such statutory relief in all circumstances.
Taxation of Taxable U.S. Stockholders
This section is a summary of the rules governing the U.S. federal income taxation of U.S. stockholders and is for general information only. We urge you to consult your tax advisors to determine the impact of U.S. federal, state and local income tax laws on the purchase, ownership and disposition of our capital stock.
As used herein, the term “U.S. stockholder” means a beneficial owner of our capital stock that for U.S. federal income tax purposes is:
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a citizen or resident of the United States;

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a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any of its states or the District of Columbia;

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an estate whose income is subject to U.S. federal income taxation regardless of its source; or

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any trust if (1) a court is able to exercise primary supervision over the administration of such trust and one or more United States persons (as defined in Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a United States person.

If a partnership, entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our capital stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our capital stock, you should consult your tax advisor regarding the consequences of the ownership and disposition of our capital stock by the partnership.
Distributions
As long as we qualify as a REIT, a taxable U.S. stockholder must generally take into account as ordinary income distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gain. For purposes of determining whether a distribution is made out of our current or accumulated earnings and profits, our earnings and profits will be allocated first to our preferred stock dividends, if any, and then to our common stock dividends. Individuals, trusts and estates generally may deduct 20% of the “qualified REIT dividends” (i.e., REIT dividends other than capital gain dividends and portions of REIT dividends designated as “qualified dividend income,” which in each case are already eligible for capital gain tax rates) they receive. The deduction for qualified REIT dividends is not subject to the wage and property basis limits that apply to other types of “qualified business income.” However, to qualify for this deduction, the U.S. stockholder receiving such dividends must hold the dividend-paying REIT stock for at least 46 days (taking into account certain special holding period rules) of the 91-day period beginning 45 days before the stock becomes ex-dividend and cannot be under an obligation to make related payments with respect to a position in substantially similar or related property. The 20% deduction for qualified REIT dividends results in a maximum 29.6% U.S. federal income tax rate on ordinary REIT dividends, not including the 3.8% Medicare tax, discussed below. Without further legislation, this deduction will sunset after 2025.
A U.S. stockholder will not qualify for the dividends received deduction generally available to corporations. Additionally, because we are not generally subject to U.S. federal income tax on the portion of our REIT taxable income distributed to our stockholders (See “—Taxation of Our Company” above), our dividends generally will not be eligible for the 20% U.S. federal income tax rate on “qualified dividend income” (generally, dividends paid by domestic C corporations and certain qualified foreign corporations to U.S. stockholders that are taxed at individual rates). As a result, our ordinary REIT dividends will be taxed at the higher tax rate applicable to ordinary income. The maximum income tax rate for qualified dividend income received by U.S. stockholders taxed at individual rates is currently 20%, plus the 3.8% Medicare tax on net investment income, if applicable. By contrast, the maximum U.S. federal income tax rates on ordinary income and REIT dividend income are currently 37% and 29.6%, respectively, plus the 3.8% Medicare tax on net investment income, if applicable.
However, the 20% U.S. federal income tax rate for qualified dividend income will apply to our ordinary REIT dividends, if any, that are (1) attributable to dividends received by us from non-REIT corporations, such as any TRS we may form and (2) attributable to income upon which we have paid U.S. federal corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a stockholder must hold our capital stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our capital stock becomes ex-dividend.
Individuals, trusts and estates whose income exceeds certain thresholds are also subject to an additional 3.8% Medicare tax on dividends received from us. U.S. stockholders are urged to consult their tax advisors regarding the implications of the additional Medicare tax resulting from an investment in our capital stock.

A U.S. stockholder generally will recognize distributions that we designate as capital gain dividends as long-term capital gain without regard to how long the U.S. stockholder has held our capital stock. We generally will designate our capital gain dividends as either 20% or 25% U.S. federal income tax rate distributions. See “—Capital Gains and Losses.” A corporate U.S. stockholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.
We may elect to retain and pay income tax on the net long-term capital gain that we recognize in a taxable year. In that case, to the extent that we designate such amount in a timely notice to such stockholder, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. stockholder would receive a credit for its proportionate share of the tax we paid. The U.S. stockholder would increase the basis in its stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.
A U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. stockholder’s capital stock. Instead, the distribution will reduce the U.S. stockholder’s adjusted basis in such stock. If a U.S. stockholder receives a distribution in excess of both our current and accumulated earnings and profits and the U.S. stockholder’s adjusted basis in his or her stock, the U.S. stockholder will recognize the distribution as long-term capital gain, or short-term capital gain if the stock has been held for one year or less, assuming the stock is a capital asset in the hands of the U.S. stockholder. In addition, if we declare a distribution in October, November or December of any year that is payable to a U.S. stockholder of record on a specified date in any such month, such distribution will be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year.
U.S. stockholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. Taxable distributions from us and gain from the disposition of our capital stock will not be treated as passive activity income and, therefore, stockholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the U.S. stockholder is a limited partner, against such income or gain. In addition, taxable distributions from us and gain from the disposition of our capital stock generally will be treated as investment income for purposes of the investment interest limitations. We will notify U.S. stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital and capital gain.
Taxation of U.S. Stockholders on the Disposition of Capital Stock
A U.S. stockholder who is not a dealer in securities must generally treat any gain or loss realized upon a taxable disposition of our capital stock as long-term capital gain or loss if the U.S. stockholder has held our capital stock for more than one year and otherwise as short-term capital gain or loss. In general, a U.S. stockholder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. stockholder’s adjusted tax basis. A stockholder’s adjusted tax basis generally will equal the U.S. stockholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on such gains and reduced by any returns of capital. However, a U.S. stockholder must treat any loss upon a sale or exchange of capital stock held by such stockholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. stockholder treats as long-term capital gain. All or a portion of any loss that a U.S. stockholder realizes upon a taxable disposition of our capital stock may be disallowed if the U.S. stockholder purchases substantially identical stock within 30 days before or after the disposition.
Taxation of U.S. Stockholders on a Conversion of Preferred Stock
Except as provided below, (i) a U.S. stockholder generally will not recognize gain or loss upon the conversion of preferred stock into our common stock, and (ii) a U.S. stockholder’s basis and holding period in our common stock received upon conversion generally will be the same as those of the converted shares of preferred stock (but the basis will be reduced by the portion of adjusted tax basis allocated to any fractional share exchanged for cash). Any of our shares of common stock received in conversion that are attributable to accumulated and unpaid dividends on the converted shares of preferred stock will be treated as a distribution that is potentially taxable as a dividend. Cash received upon conversion in lieu of a fractional share generally will be treated as payment in exchange for such fractional share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional share deemed exchanged. This gain or loss will be long-term capital gain or loss if the U.S. stockholder has held the preferred stock for more than one year at the time of conversion. U.S. stockholders are urged to consult with their tax advisors regarding the U.S. federal income tax consequences of any transaction by which such U.S. stockholder exchanges our common stock received on a conversion of preferred stock for cash or other property.
Taxation of U.S. Stockholders on a Redemption of Preferred Stock
In general, a redemption of any preferred stock will be treated under Section 302 of the Code as a distribution that is taxable at ordinary U.S. federal income tax rates as a dividend (to the extent of our current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in Section 302(b) of the Code enabling the redemption to be treated as a sale of the preferred stock (in which case the redemption will be treated in the same manner as a sale described in “—Taxation of U.S. Stockholders on the Disposition of Capital Stock” above). The redemption will satisfy such tests and be treated as a sale of the preferred stock if the redemption:
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is “substantially disproportionate” with respect to the U.S. stockholder’s interest in our stock;

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results in a “complete termination” of the U.S. stockholder’s interest in all classes of our stock; or

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is “not essentially equivalent to a dividend” with respect to the U.S. stockholder, all within the meaning of Section 302(b) of the Code.

In determining whether any of these tests have been met, stock considered to be owned by the U.S. stockholder by reason of certain constructive ownership rules set forth in the Code, as well as stock actually owned, generally must be taken into account. Because the determination as to whether any of the three alternative tests of Section 302(b) of the Code described above will be satisfied with respect to any particular U.S. stockholder of the preferred stock depends upon the facts and circumstances at the time that the determination must be made, prospective investors are advised to consult their tax advisors to determine such tax treatment.
If a redemption of preferred stock does not meet any of the three tests described above, the redemption proceeds will be treated as a distribution, as described in “—Taxation of Taxable U.S. Stockholders” above. In that case, a U.S. stockholder’s adjusted tax basis in the redeemed preferred stock will be transferred to such U.S. stockholder’s remaining stock holdings in our company. If the U.S. stockholder does not retain any of our stock, such basis could be transferred to a related person that holds our stock or it may be lost.
Under previously proposed Treasury regulations, if any portion of the amount received by a U.S. stockholder on a redemption of any class of our preferred stock is treated as a distribution with respect to our stock but not as a taxable dividend, then such portion will be allocated to all shares of the redeemed class of stock held by the redeemed stockholder just before the redemption on a pro-rata, share-by-share, basis. The amount applied to each share will first reduce the redeemed U.S. stockholder’s basis in that share and any excess after the basis is reduced to zero will result in taxable gain. If the redeemed stockholder has different bases in its stock, then the amount allocated could reduce some of the basis in certain shares while reducing all the basis and giving rise to taxable gain in others. Thus, the redeemed U.S. stockholder could have gain even if such U.S. stockholder’s basis in all its stock of the redeemed class exceeded such portion.
The proposed Treasury regulations permit the transfer of basis in the redeemed preferred stock to the redeemed U.S. stockholder’s remaining, unredeemed preferred stock of the same class (if any), but not to any other class of stock held (directly or indirectly) by the redeemed U.S. stockholder. Instead, any unrecovered basis in the redeemed preferred stock would be treated as a deferred loss to be recognized when certain conditions are satisfied. As of March 28, 2019, these proposed regulations have been withdrawn. As a result, the treatment governing adjustments to the basis of a U.S. holder’s preferred stock with respect to amounts treated as a distribution with respect to preferred stock, but not as a dividend, as well as the treatment of the basis of any unredeemed shares, may be less certain.
Capital Gains and Losses
A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal U.S. federal individual income tax rate currently is 37%. The maximum U.S. federal income tax rate on long-term capital gain applicable to U.S. taxpayers taxed at individual rates is 20%. The maximum U.S. federal income tax rate on long-term capital gain from the sale or exchange of “Section 1250 property,” or depreciable real property, is 25%, which applies to the lesser of the total amount of the gain or the accumulated depreciation on the Section 1250 property.
Individuals, trusts and estates whose income exceeds certain thresholds are also subject to an additional 3.8% Medicare tax on gain from the sale of our capital stock. U.S. stockholders are urged to consult their tax advisors regarding the implications of the additional Medicare tax resulting from an investment in our stock.
With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable at a 20% or 25% rate to our U.S. stockholders taxed at individual rates. Thus, the tax rate differential between capital gain and ordinary income for those taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000 ($1,500 for married individuals filing separate returns). A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary U.S. federal corporate income tax rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.
FATCA Withholding
Under the Foreign Account Tax Compliance Act, or FATCA, a U.S. withholding tax at a 30% rate will be imposed on dividends paid to certain U.S. stockholders who own our shares through foreign accounts or foreign intermediaries if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. We will not pay any additional amounts in respect of any amounts withheld.
Taxation of Tax-Exempt Stockholders
This section is a summary of rules governing the U.S. federal income taxation of U.S. stockholders that are tax-exempt entities and is for general information only. We urge tax-exempt stockholders to consult their tax advisors to determine the impact of U.S. federal, state and local income tax laws on the purchase, ownership and disposition of our capital stock, including any reporting requirements.
Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income, or UBTI. Although many investments in real estate generate UBTI, the IRS has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI so long as the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt stockholders generally should not constitute UBTI. However, if a tax-exempt stockholder were to finance (or be deemed to finance) its acquisition of our capital stock with debt, a portion of the income that it receives from us would constitute UBTI pursuant to the “debt-financed property” rules. Moreover, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under special provisions of the U.S. federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our stock must treat a percentage of the dividends that it receives from us as UBTI. Such percentage is equal to the gross income we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our stock only if:
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the percentage of our dividends that the tax-exempt trust must treat as UBTI is at least 5%;

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we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our stock in proportion to their actuarial interests in the pension trust; and

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either:

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one pension trust owns more than 25% of the value of our stock; or

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a group of pension trusts individually holding more than 10% of the value of our stock collectively owns more than 50% of the value of our stock.

Taxation of Non-U.S. Stockholders
This section is a summary of the rules governing the U.S. federal income taxation of non-U.S. stockholders. As used herein, the term “non-U.S. stockholder” means a beneficial owner of our capital stock that is not a U.S. stockholder, a partnership (or entity treated as a partnership for U.S. federal income tax purposes) or a tax-exempt stockholder. The rules governing U.S. federal income taxation of non-U.S. stockholders are complex, and this summary is for general information only. We urge non-U.S. stockholders to consult their tax advisors to determine the impact of U.S. federal, state and local income tax laws on the purchase, ownership and disposition of our capital stock, including any reporting requirements.
Distributions
A non-U.S. stockholder that receives a distribution that is not attributable to gain from our sale or exchange of a “United States real property interest,” or a USRPI, as defined below, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay such distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax.
However, if a distribution is treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. federal income tax on the distribution at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such distribution, and a non-U.S. stockholder that is a corporation also may be subject to a 30% branch profits tax with respect to that distribution. The branch profits tax may be reduced by an applicable tax treaty. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. stockholder unless either:
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a lower treaty rate applies and the non-U.S. stockholder provides us with an IRS Form W-8BEN or W-8BEN-E, as applicable, evidencing eligibility for that reduced rate;

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the non-U.S. stockholder provides us with an IRS Form W-8ECI claiming that the distribution is effectively connected with the conduct of a U.S. trade or business; or

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the distribution is treated as attributable to a sale of a USRPI under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA (discussed below).

A non-U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of such distribution does not exceed the adjusted basis of its capital stock. Instead, the excess portion of such distribution will reduce the non-U.S. stockholder’s adjusted basis in such stock. A non-U.S. stockholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its capital stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of its capital stock, as described below. We must withhold 15% of any distribution that exceeds our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we will withhold at a rate of 15% on any portion of a distribution not subject to withholding at a rate of 30%. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, by filing a U.S. tax return, a non-U.S. stockholder may claim a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.
For any year in which we qualify as a REIT, a non-U.S. stockholder may incur tax on distributions that are attributable to gain from our sale or exchange of a USRPI under FIRPTA. A USRPI includes certain interests in real property and shares in corporations at least 50% of whose assets consist of interests in real property. Under FIRPTA, subject to the exceptions discussed below for (1) distributions on a class of stock that is regularly traded on an established securities market to a less-than-10% holder of such stock and (2) distributions to “qualified shareholders” and a “qualified foreign pension funds,” a non-U.S. stockholder is taxed on distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with a U.S. business of the non-U.S. stockholder. A non-U.S. stockholder thus would be taxed on such a distribution at the normal U.S. federal capital gains rates applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A corporate non-U.S. stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. Unless the exception described in the next paragraph applies, we must withhold 21% of any distribution that we could designate as a capital gain dividend. A non-U.S. stockholder may receive a credit against its tax liability for the amount we withhold.
However, if the applicable class of our capital stock is regularly traded on an established securities market in the United States, capital gain distributions on such class of our capital stock that are attributable to our sale of a USRPI will be treated as ordinary dividends rather than as gain from the sale of a USRPI, as long as the non-U.S. stockholder did not own more than 10% of the applicable class of our capital stock at any time during the one-year period preceding the distribution or the non-U.S. stockholder was treated as a “qualified shareholder” and “qualified foreign pension fund.” In such a case, non-U.S. stockholders generally will be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends. We believe that our common stock is regularly traded on an established securities market in the United States. If our common stock is not regularly traded on an established securities market in the United States or the non-U.S. stockholder owned more than 10% of our common stock at any time during the one-year period preceding the distribution, capital gain distributions that are attributable to our sale of USRPIs will be subject to tax under FIRPTA, as described above. In that case, we must withhold 21% of any distribution that we could designate as a capital gain dividend. A non-U.S. stockholder may receive a credit against its tax liability for the amount we withhold.
Moreover, if a non-U.S. stockholder disposes of our common stock during the 30-day period preceding a dividend payment, and such non-U.S. stockholder (or a person related to such non-U.S. stockholder) acquires or enters into a contract or option to acquire our common stock within 61 days of the first day of the 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a USRPI capital gain to such non-U.S. stockholder, then such non-U.S. stockholder will be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain.
Although the law is not clear on the matter, it appears that amounts we designate as retained capital gains in respect of our capital stock held by U.S. stockholders generally should be treated with respect to non-U.S. stockholders in the same manner as actual distributions by us of capital gain dividends. Under this approach, a non-U.S. stockholder would be able to offset as a credit against its U.S. federal income tax liability resulting from its proportionate share of the tax paid by us on such retained capital gains, and to receive from the IRS a refund to the extent of the non-U.S. stockholder’s proportionate share of such tax paid by us exceeds its actual U.S. federal income tax liability, provided that the non-U.S. stockholder furnishes required information to the IRS on a timely basis.
Qualified Shareholders. Subject to the exception discussed below, any distribution to a “qualified shareholder” who holds our capital stock directly or indirectly (through one or more partnerships) will not be subject to U.S. federal income tax as income effectively connected with a U.S. trade or business and thus will not be subject to FIRPTA withholding as described above. However, while a “qualified shareholder” will not be subject to FIRPTA withholding on our distributions, non-United States persons who hold interests in the “qualified shareholder” (other than interests solely as a creditor) and hold more than 10% of our capital stock, either through the “qualified shareholder” or otherwise, will still be subject to FIRPTA withholding. REIT distributions received by a “qualified shareholder” that are exempt from FIRPTA withholding may still be subject to regular U.S. federal withholding tax.
A “qualified shareholder” is a foreign person that either (1) is eligible for the benefits of a comprehensive income tax treaty that includes an exchange of information program and whose principal class of interests is listed and regularly traded on one or more recognized stock exchanges (as defined in such income tax treaty), or is a foreign partnership that is created or organized under foreign law as a limited partnership in a jurisdiction that has an agreement for the exchange of information with respect to taxes with the United States and has a class of limited partnership units that represents more than 50% of the value of all of the partnership’s units and is regularly traded on the NYSE or NASDAQ markets, (2) is a “qualified collective investment vehicle” (as defined below) and (3) maintains records of the identity of each person who, at any time during the foreign person’s taxable year, is the direct owner of 5% or more the class of interests or units (as applicable) described in (1), above.
A “qualified collective investment vehicle” is a foreign person that (1) would be eligible for a reduced rate of withholding under the comprehensive income tax treaty described above, even if such entity owns more than 10% of the stock of the REIT, (2) is publicly traded, is treated as a partnership under the Code, is a withholding foreign partnership and would be treated as “United States real property holding corporation,” or a USRPHC, under FIRPTA if it were a domestic corporation or (3) is designated as such by the Secretary of the Treasury and is either (a) “fiscally transparent” within the meaning of Section 894 of the Code or (b) required to include dividends in its gross income, but is entitled to a deduction for distributions to its investors.
Qualified Foreign Pension Funds. Any distribution to a “qualified foreign pension fund” or an entity all of the interests of which are held by one or more “qualified foreign pension funds” who holds our capital stock directly or indirectly (through one or more partnerships) generally will not be subject to U.S. federal income tax as income effectively connected with the conduct of a U.S. trade or business and thus will not be subject to FIRPTA withholding as described above. REIT distributions received by a “qualified foreign pension fund” that are exempt from FIRPTA withholding may still be subject to regular U.S. federal withholding tax.
A “qualified foreign pension fund” is any trust, corporation or other organization or arrangement (1) which is created or organized under the laws of a country other than the United States or a political subdivision thereof, (2) which is established to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers in consideration for services rendered, (3) which does not have a single participant or beneficiary with a right to more than 5% of its assets or income, taking in account certain attribution rules, (4) which is subject to government regulation and provides annual information reporting about its beneficiaries to the relevant tax or other governmental authorities in the country in which it is established or operates and (5) with respect to which, under the laws of the country in which it is established or operates, and subject to a de minimis exception, (a) contributions to such organization or arrangement that would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such entity or taxed at a reduced rate or (b) taxation of any investment income of such organization or arrangement is deferred or such income is taxed a reduced rate.

FATCA. Under FATCA, a U.S. withholding tax at a 30% rate will be imposed on dividends paid to certain non-U.S. stockholders if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. If payment of withholding taxes is required, non-U.S. stockholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect to such dividends will be required to seek a refund from the IRS to obtain the benefit of such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld.
Dispositions
Subject to the discussion below regarding dispositions by “qualified shareholders” and “qualified foreign pension funds,” non-U.S. stockholders could incur tax under FIRPTA with respect to gain realized upon a disposition of our common stock if we are a United States real property holding corporation during a specified testing period. If at least 50% of a REIT’s assets are USRPIs, then the REIT will be a USRPHC. We believe that we are a USRPHC. However, even if we are a USRPHC, a non-U.S. stockholder generally would not incur tax under FIRPTA on gain from the sale of our stock if we are a “domestically controlled qualified investment entity.”
A “domestically controlled qualified investment entity” includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares are held directly or indirectly by non-U.S. stockholders. We cannot assure you that this test has been or will be met.
If the applicable class of our capital stock is regularly traded on an established securities market, an additional exception to the tax under FIRPTA will be available with respect to a non-U.S. stockholder’s disposition of such stock, even if we do not qualify as a domestically controlled qualified investment entity at the time the non-U.S. stockholder sells such stock. Under this additional exception, the gain from such a sale by a non-U.S. stockholder will not be subject to tax under FIRPTA if (1) the applicable class of our capital stock is treated as being regularly traded on an established securities market under applicable Treasury Regulations and (2) the non-U.S. stockholder owned, actually or constructively, 10% or less of that class of our common stock at all times during a specified testing period. We believe that our common stock is regularly traded on an established securities market.
In addition, a sale of our capital stock by a “qualified shareholder” or a “qualified foreign pension fund” who holds our capital stock directly or indirectly (through one or more partnerships) will not be subject to U.S. federal income tax under FIRPTA. However, while a “qualified shareholder” will not be subject to FIRPTA withholding on a sale of our capital stock, non-United States persons who hold interests in the “qualified shareholder” (other than interests solely as a creditor) and hold more than 10% of our capital stock, either through the “qualified shareholder” or otherwise, will still be subject to FIRPTA withholding.
If the gain on the sale of our capital stock were taxed under FIRPTA, a non-U.S. stockholder would be taxed on that gain in the same manner as U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. In addition, distributions that are subject to tax under FIRPTA also may be subject to a 30% branch profits tax when made to a non-U.S. stockholder treated as a corporation (under U.S. federal income tax principles) that is not otherwise entitled to treaty exemption. Finally, if we are not a domestically controlled qualified investment entity at the time our capital stock is sold and the non-U.S. stockholder does not qualify for the exemptions described in the preceding paragraph, under FIRPTA the purchaser of our capital stock also may be required to withhold 15% of the purchase price and remit this amount to the IRS on behalf of the selling non-U.S. stockholder.
With respect to individual non-U.S. stockholders, even if not subject to FIRPTA, capital gains recognized from the sale of our capital stock will be taxable to such non-U.S. stockholder if he or she is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and some other conditions apply, in which case the non-resident alien individual may be subject to a U.S. federal income tax on his or her U.S. source capital gain.

Conversion of Preferred Stock
So long our preferred stock does not constitute a USRPI under FIRPTA, the tax consequences to a non-U.S. stockholder of the conversion of our preferred stock into common stock will generally be the same as those described above for a U.S. stockholder. If our preferred stock does constitutes a USRPI, the conversion of our preferred stock into our common stock may be a taxable exchange for a non-U.S. stockholder. However, even if our preferred stock does constitute a USRPI, provided our common stock also constitutes a USRPI, a non-U.S. stockholder generally will not recognize gain or loss upon a conversion of our preferred stock into our common stock so long as certain FIRPTA-related reporting requirements are satisfied. If our preferred stock does constitute a USRPI and such requirements are not satisfied, however, a conversion will be treated as a taxable exchange of our preferred stock for our common stock. Such a deemed taxable exchange will be subject to tax under FIRPTA at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. stockholder of the same type (e.g., an individual or a corporation, as the case may be) on the excess, if any, of the fair market value of such non-U.S. stockholder’s common stock received over such non-U.S. stockholder’s adjusted basis in its preferred stock. Collection of such tax will be enforced by a refundable withholding tax at a rate of 15% of the value of the common stock. Non-U.S. stockholders are urged to consult their tax advisors regarding the U.S. federal income tax consequences of any transaction by which such stockholder exchanges shares received on a conversion of our preferred stock for cash or other property.
Redemption of Preferred Stock
For a discussion of the treatment of a redemption of our preferred stock for a non-U.S. stockholder, see “—Taxation of U.S. Stockholders on a Redemption of Preferred Stock.”
Information Reporting Requirements and Withholding
We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year and the amount of tax we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at a rate of 24% with respect to distributions unless the stockholder:
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is a corporation or qualifies for certain other exempt categories and, when required, demonstrates this fact; or

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provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with the applicable requirements of the backup withholding rules.

A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to us.
Backup withholding will generally not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. stockholder provided that the non-U.S. stockholder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a United States person that is not an exempt recipient. Payments of the proceeds from a disposition or a redemption effected outside the United States by a non-U.S. stockholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the United States unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established. Payment of the proceeds from a disposition by a non-U.S. stockholder of common stock made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. stockholder certifies under penalties of perjury that it is not a United States person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the stockholder’s U.S. federal income tax liability if certain required information is furnished to the IRS. Stockholders should consult their tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.
Other Tax Consequences
Tax Aspects of Our Investments in Our Operating Partnership and Subsidiary Partnerships
The following discussion summarizes certain U.S. federal income tax considerations applicable to our direct or indirect investments in our Operating Partnership and any subsidiary partnerships or limited liability companies that we form or acquire, or each individually a Partnership and, collectively, the Partnerships. The discussion does not cover state or local tax laws or any U.S. federal tax laws other than income tax laws.
Classification as Partnerships. We will include in our income our distributive share of each Partnership’s income and deduct our distributive share of each Partnership’s losses only if such Partnership is classified for U.S. federal income tax purposes as a partnership (or an entity that is disregarded for U.S. federal income tax purposes if the entity is treated as having only one owner for U.S. federal income tax purposes) rather than as a corporation or an association taxable as a corporation. An unincorporated entity with at least two owners or members will be classified as a partnership, rather than as a corporation, for U.S. federal income tax purposes if it:
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is treated as a partnership under the Treasury Regulations relating to entity classification, or the check-the-box regulations; and

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is not a “publicly traded partnership.”

Under the check-the-box regulations, an unincorporated entity with at least two owners or members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity does not make an election, it will generally be treated as a partnership (or an entity that is disregarded for U.S. federal income tax purposes if the entity is treated as having only one owner or member for U.S. federal income tax purposes) for U.S. federal income tax purposes. Our Operating Partnership intends to be classified as a partnership for U.S. federal income tax purposes and will not elect to be treated as an association taxable as a corporation under the check-the-box regulations.
A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. A publicly traded partnership will not, however, be treated as a corporation for any taxable year if, for each taxable year beginning after December 31, 1987 in which it was classified as a publicly traded partnership, 90% or more of the partnership’s gross income for such year consists of certain passive-type income, including real property rents, gains from the sale or other disposition of real property, interest and dividends, or the 90% passive income exception. Treasury Regulations provide limited safe harbors from the definition of a publicly traded partnership. Pursuant to one of those safe harbors, or the private placement exclusion, interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act and (2) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a partnership, grantor trust or S corporation that owns an interest in the partnership is treated as a partner in such partnership only if (1) substantially all of the value of the owner’s interest in the entity is attributable to the entity’s direct or indirect interest in the partnership and (2) a principal purpose of the use of the entity is to permit the partnership to satisfy the 100-partner limitation. We believe that our Operating Partnership and any other Partnership in which we own an interest qualifies for the private placement exception.
We have not requested, and do not intend to request, a ruling from the IRS that our Operating Partnership will be classified as a partnership for U.S. federal income tax purposes. If for any reason our

Operating Partnership were taxable as a corporation, rather than as a partnership, for U.S. federal income tax purposes, we likely would not be able to qualify as a REIT unless we qualified for certain relief provisions. See “—Gross Income Tests” and “—Asset Tests.” In addition, any change in a Partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution. Further, items of income and deduction of such Partnership would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Consequently, such Partnership would be required to pay tax at U.S. federal corporate income tax rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing such Partnership’s taxable income.
Income Taxation of the Partnerships and their Partners
Partners, Not the Partnerships, Subject to Tax. A partnership is generally not a taxable entity for U.S. federal income tax purposes. Rather, we are required to take into account our allocable share of each Partnership’s income, gains, losses, deductions and credits for any taxable year of such Partnership ending within or with our taxable year, without regard to whether we have received or will receive any distribution from such Partnership. However, as discussed below, the tax liability for adjustments to a partnership’s tax returns made as a result of an audit by the IRS will be imposed on the partnership itself in certain circumstances absent an election to the contrary (if available).
Partnership Allocations. Although a partnership agreement generally will determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of the U.S. federal income tax laws governing partnership allocations. If an allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Each Partnership’s allocations of taxable income, gain and loss are intended to comply with the requirements of the U.S. federal income tax laws governing partnership allocations.
Tax Allocations with Respect to Partnership Properties. Income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution, or the 704(c) Allocations. The amount of the unrealized gain or unrealized loss, or built-in gain or built-in loss, respectively, is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution, or a book-tax difference. Any property purchased for cash initially will have an adjusted tax basis equal to its fair market value, resulting in no book-tax difference. A book-tax difference generally is decreased on an annual basis as a result of depreciation deductions to the contributing partner for book purposes but not for tax purposes. The 704(c) Allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. In the future, our Operating Partnership may acquire property that may have a built-in gain or a built-in loss in exchange for OP units. Our Operating Partnership will have a carryover, rather than a fair market value, adjusted tax basis in such contributed assets equal to the adjusted tax basis of the contributors in such assets, resulting in a book-tax difference. As a result of that book-tax difference, we will have a lower adjusted tax basis with respect to that portion of our Operating Partnership’s assets than we would have with respect to assets having a tax basis equal to fair market value at the time of acquisition. This could result in lower depreciation deductions with respect to the portion of our Operating Partnership’s assets attributable to such contributions.
The U.S. Treasury Department has issued regulations requiring partnerships to use a “reasonable method” for allocating items with respect to which there is a book-tax difference and outlining several reasonable allocation methods. Under certain available methods, the carryover basis of contributed properties in the hands of our Operating Partnership (1) could cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if all contributed properties were to have a tax basis equal to their fair market value at the time of the contribution and (2) in the event of a sale of such properties, could cause us to be allocated taxable gain in excess of the economic or book gain allocated to us as a result of such sale, with a corresponding benefit to the contributing partners. An allocation described in (2) above might cause us to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which may adversely affect our ability to comply with the REIT distribution requirements and may result in a greater portion of our distributions being taxed as dividends. We have not yet decided what method our Operating Partnership will use to account for book-tax differences.
Sale of a Partnership’s Property
Generally, any gain realized by a Partnership on the sale of property held by the Partnership for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Under Section 704(c) of the Code, any gain or loss recognized by a Partnership on the disposition of contributed properties will be allocated first to the partners of the Partnership who contributed such properties to the extent of their built-in gain or built-in loss on those properties for U.S. federal income tax purposes. The partners’ built-in gain or built-in loss on such contributed properties will equal the difference between the partners’ proportionate share of the book value of those properties and the partners’ tax basis allocable to those properties at the time of the contribution as reduced for any decrease in the “book-tax difference.” See “—Income Taxation of the Partnerships and their Partners—Tax Allocations with Respect to Partnership Properties.” Any remaining gain or loss recognized by the Partnership on the disposition of the contributed properties, and any gain or loss recognized by the Partnership on the disposition of the other properties, will be allocated among the partners in accordance with their respective percentage interests in the Partnership.
Our share of any gain realized by a Partnership on the sale of any property held by the Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income may have an adverse effect upon our ability to satisfy the income tests for REIT status. See “—Gross Income Tests.” We do not presently intend to acquire or hold or to allow any Partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or such Partnership’s trade or business.
Partnership Audit Rules
Under the Bipartisan Budget Act of 2015, any audit adjustments to items of income, gain, loss, deduction or credit of a partnership (and any partner’s distributive share thereof) are now determined, and taxes, interest or penalties attributable thereto are assessed and collected, at the partnership level. Although it is not entirely clear how these new rules will be implemented, it is possible that they could result in partnerships in which we directly or indirectly invest being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of those partnerships, could be required to bear the economic burden of those taxes, interest and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment. The changes created by these new rules are sweeping and in many respects dependent on the promulgation of future regulations or other guidance by the U.S. Treasury Department. Investors are urged to consult their tax advisors with respect to these changes and their potential impact on their investment in our securities.
Legislative or Other Actions Affecting REITs
The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time, which could affect the U.S. federal income tax treatment of an investment in our securities. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department, which may result in statutory changes as well as revisions to regulations and interpretations. Additionally, several of the tax considerations described herein are currently under review and are subject to change. Prospective securityholders are urged to consult with their tax advisors regarding the effect of potential changes to the U.S. federal tax laws on an investment in our securities.

State and Local Taxes
We and/or our securityholders may be subject to taxation by various states and localities, including those in which we or a securityholder transacts business, owns property or resides. The state and local tax treatment may differ from the U.S. federal income tax treatment described above. Consequently, prospective securityholders should consult their tax advisors regarding the effect of state and local tax laws upon an investment in our securities.

PLAN OF DISTRIBUTION
We may sell the securities being offered hereby in one or more of the following ways from time to time:
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through agents to the public or to investors;

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to underwriters or dealers for resale to the public or to investors;

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directly to agents;

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in “at-the-market” offerings, within the meaning of Rule 415 under the Securities Act to or through a market maker or into an existing trading market on an exchange or otherwise;

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directly to investors;

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through a combination of any of these methods of sale; or

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in any manner, as provided in the accompanying prospectus supplement.

We may also effect a distribution of the securities offered hereby through the issuance of derivative securities, including without limitation, warrants, forward delivery contracts and the writing of options. In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:
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a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

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purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

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ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

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privately negotiated transactions.

Subject to maintaining our qualification as a REIT, we may also enter into hedging transactions. For example, we may:
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enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of securities offered pursuant to this prospectus, in which case such broker-dealer or affiliate may use securities issued pursuant to this prospectus close out its short positions;

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sell securities short and redeliver such shares to close out our short positions;

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enter into option or other types of transactions that require us to deliver securities to a broker-dealer or an affiliate thereof, who will then resell or transfer securities under this prospectus; or

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loan or pledge securities to a broker-dealer or an affiliate thereof, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus.

We will set forth in a prospectus supplement the terms of the offering of securities, including:
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the name or names of any agents or underwriters;

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the purchase price of the securities being offered and the proceeds we will receive from the sale;

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the terms of the securities offered;

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any over-allotment options under which underwriters or agents may purchase or place additional securities;

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any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

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any public offering price;

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any discounts or concessions allowed or reallowed or paid to dealers; and

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any securities exchanges on which such securities may be listed.

Agents
We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell the securities being offered hereby on a continuing basis, unless otherwise provided in a prospectus supplement.
We may from time to time engage a broker-dealer to act as our offering agent for one or more offerings of our securities. If we reach agreement with an offering agent with respect to a specific offering, including the number of securities and any minimum price below which sales may not be made, then the offering agent will try to sell such common stock on the agreed terms. The offering agent could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on the NYSE, or sales made to or through a market maker other than on an exchange. The offering agent will be deemed to be an “underwriter” within the meaning of the Securities Act, with respect to any sales effected through an “at-the-market” offering.
Underwriters
If we use underwriters for a sale of securities, the underwriters will acquire the securities, and may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may change from time to time any public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.
Institutional Purchasers
We may authorize underwriters, dealers or agents to solicit certain institutional investors, approved by us, to purchase our securities on a delayed delivery basis or pursuant to delayed delivery contracts provided for payment and delivery on a specified future date. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. We will describe in the prospectus supplement details of any such arrangement, including the offering price and applicable sales commissions payable on such solicitations.
Direct Sales
We may also sell securities directly to one or more purchasers without using underwriters or agents. Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the accompanying prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses from time to time.
Underwriting Compensation
Any underwriting compensation paid by us to underwriters, dealers or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum compensation to be paid to underwriters participating in any offering made pursuant to this prospectus will not exceed 8% of the gross proceeds from that offering. In the event that FINRA Rule 5121 applies to any such offering due to the presence of a “conflict of interest” (as that term is defined in FINRA Rule 5121), the prospectus supplement for that offering will contain prominent disclosure with respect to such conflict of interest as required by that rule. Underwriters, dealers and agents may be entitled, under agreements entered into with us and our Operating Partnership, to indemnification against and contribution toward civil liabilities, including liabilities under the Securities Act. We will describe any indemnification agreement in the applicable prospectus supplement.
Trading Markets and Listing of Securities
Unless otherwise specified in the accompanying prospectus supplement, each class or series of securities covered by this prospectus will be a new issue with no established trading market, other than our common stock, which is listed on the NYSE. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.
Stabilization Activities
In accordance with Regulation M under the Exchange Act, underwriters may engage in over-allotment, stabilizing or short covering transactions or penalty bids in connection with an offering of our securities. Over-allotment transactions involve sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than they would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

LEGAL MATTERS
Certain legal matters in connection with the offering of securities covered by this prospectus will be passed upon for us by Vinson & Elkins L.L.P. and, with respect to certain matters of Maryland law, Pillsbury Winthrop Shaw Pittman LLP.
EXPERTS
The audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

$150,000,000
Common Stock

PROSPECTUS SUPPLEMENT

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B. Riley Securities
Janney Montgomery Scott
Jefferies
JonesTrading
KeyBanc Capital Markets
Regions Securities LLC
Stifel
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October 21, 2022